UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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LANDEC CORPORATION

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 16, 2019

TO THE STOCKHOLDERS OF LANDEC CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Landec Corporation (the “Company”) will be held on Wednesday, October 16, 2019, at 12:30 p.m. (Pacific Time)). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LNDC2019, where you will be able to listen to the meeting live, submit questions, and vote online for the following purposes:

1.
To elect five directors to serve for a term expiring at the Annual Meeting of Stockholders held in the second year following the year of their election and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2020;

3.	To approve the Company’s 2019 Stock Incentive Plan;

4.	To approve a non-binding advisory proposal on executive compensation; and

5.	To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on August 19, 2019, are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

All stockholders are cordially invited to attend the meeting via live webcast. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote your shares by telephone or via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Geoffrey P. Leonard

GEOFFREY P. LEONARD
Secretary

Santa Clara, California
August 21, 2019

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET. IF A QUORUM IS NOT REACHED, THE COMPANY MAY HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK, OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

LANDEC CORPORATION
PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 16, 2019
 _________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General
 The enclosed proxy is solicited on behalf of the Board of Directors of Landec Corporation, a Delaware corporation (“Landec” or the “Company”), for use at the annual meeting of stockholders (the “Annual Meeting”) to be held virtually on Wednesday, October 16, 2019, at 12:30 p.m. (Pacific Time), or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LNDC2019, where you will be able to listen to the meeting live, submit questions, and vote online.
The Company’s principal executive offices are located at 5201 Great America Parkway, Suite 232, Santa Clara, California 95054. The Company’s telephone number at that location is (650) 306-1650.
 Solicitation
These proxy solicitation materials are to be mailed on or about September 6, 2019 to all stockholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and the reimbursement of brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on October 16, 2019.

This Proxy Statement and the Company’s Annual Report to Stockholders are available at
http://landec.com/proxy

You may also find a copy of this Proxy Statement and our Annual Report (with exhibits) on the SEC website at http://www.sec.gov. We will, upon written request and without charge, send you additional copies of our Annual Report (without exhibits) and this Proxy Statement. To request additional copies, please send your request by mail to Gregory S. Skinner, Chief Financial Officer, Landec Corporation, 5201 Great America Parkway, Suite 232, Santa Clara, CA 95054 (telephone number: (650) 306-1650). Exhibits to the Annual Report may be obtained upon written request to Mr. Skinner and payment of the Company’s reasonable expenses in furnishing such exhibits.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement.
Record Date; Quorum
Only holders of record of our Common Stock at the close of business on August 19, 2019, will be entitled to vote at the Annual Meeting. At the close of business on August 19, 2019, we had 29,146,293 shares of Common Stock outstanding and entitled to vote.
The holders of a majority of the shares of our Common Stock entitled to vote at the Annual Meeting must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of August 19, 2019, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
If a broker indicates on the enclosed proxy or its substitute that it has not received voting instructions with respect to shares held in “street name” with such broker and either (i) does not have discretionary authority as to certain shares to vote on a particular matter or (ii) has discretionary voting authority but nevertheless refrained from voting on the matter (“broker non-votes”), those shares will be counted for purposes of determining the presence of a quorum, but will not be considered as voting with respect to that matter.
 Proposal No. 1 - Election of directors: Each director is elected by a majority of the votes cast with respect to such director. Any votes “withheld” for a particular director are effectively votes against that director. Shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on this vote.
 Proposal No. 2 - Ratification of appointment of independent registered public accounting firm: This proposal must be approved by a majority of the shares present and voted on the proposal. Shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on this vote.
 Proposal No. 3 - Approval of the 2019 Stock Incentive Plan: This proposal must be approved by shares representing a majority of the shares present and entitled to vote on the proposal. Shares present and not voted, whether by broker non-vote, abstention or otherwise, will have the same effect as a vote against this proposal.
Proposal No. 4 - Advisory (non-binding) vote on executive compensation: This advisory proposal will be approved if a majority of the shares present and voted on the proposal are voted in favor of the resolution. Shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on this advisory vote.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of the director nominees proposed by the Board of Directors; FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2020; FOR the approval of the Company’s 2019 Stock Incentive Plan; FOR the advisory vote on executive compensation; and as the proxy holders deem advisable on other matters that may come before the meeting or any adjournment(s) thereof, as the case may be, with respect to the item not marked. Broker non-votes will not be considered as voting with respect to these matters.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•
vote via the virtual meeting website - any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LNDC2019, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 12:30 p.m. (Pacific Time). Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;

•	vote via telephone or Internet - in order to do so, please follow the instructions shown on your proxy card; or

•	vote by mail - complete, sign, and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.
Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Time on October 15, 2019. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. You may either vote “FOR” all of the nominees to the board of directors, or you may withhold your vote from all nominees or any nominee you specify. For Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you receive more than one proxy card, this is because your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone or the Internet. If voting by mail, please complete, sign, and return each proxy card to ensure that all of your shares are voted.

Revocability of Proxies

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary (by any means) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or Internet; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.
 Deadline for Receipt of Stockholder Proposals for the Company’s Annual Meeting of Stockholders in 2020
 If any stockholder desires to present a stockholder proposal at the Company’s 2020 Annual Meeting of Stockholders, such proposal must be received by the Secretary of the Company no later than May 8, 2020, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. If the date of next year’s annual meeting is moved more than 30 days before the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals will also need to comply with SEC regulations under Rule 14a-8 of the Exchange Act of 1934 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Each such notice must be made by a stockholder of record and must also contain the information specified in our bylaws for director nominations and other stockholder proposals.
 Householding of Proxy Materials
 Some companies, brokers, banks, and other nominee record holders participate in a practice commonly known as “householding,” where a single copy of our Proxy Statement and Annual Report is sent to one address for the benefit of two or more stockholders sharing that address. Householding is permitted under rules adopted by the SEC as a means of satisfying the delivery requirements for proxy statements and annual reports, potentially resulting in extra convenience for stockholders and cost savings for companies. We will promptly deliver a separate copy of either document to you if you contact our Chief Financial Officer at the address listed above or call us at (650) 306-1650. If you are receiving multiple copies of our Proxy Statement and Annual Report at your household and wish to receive only one, please notify your bank, broker, or other nominee record holder, or contact our Chief Financial Officer at the address listed above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees
 The Company’s Bylaws currently provide for no fewer than six (6) and no more than ten (10) directors, with the exact number fixed at ten (10), and the Company’s Certificate of Incorporation provides for the classification of the Board of Directors into two classes serving staggered terms. Each Class 1 and Class 2 director is elected for a two-year term, with the Class 2 directors elected in odd numbered years (e.g., 2019) and the Class 1 directors elected in even numbered years (e.g., 2020). Accordingly, at the Annual Meeting, five (5) Class 2 directors will be elected.
 The Board of Directors has nominated the persons named below to serve as Class 2 directors until the 2021 Annual Meeting, at which their successors will be elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five (5) nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Assuming a quorum is present, the five (5) nominees for director receiving at least a majority of votes cast at the Annual Meeting will be elected.

Class 2 Directors

Nominees for Class 2 Directors Name of Director	Age	Principal Occupation	Director Since
Albert D. Bolles, Ph.D.	62	President and Chief Executive Officer of the Company	2014
Deborah Carosella	62	Strategic Consultant, Former CEO of Madhava Natural Sweetners	2017
Tonia Pankopf	51	Managing Partner, Pareto Advisors, LLC	2012
Craig A. Barbarosh	52	Partner, Katten Muchin Rosenman LLP	-
Charles Macaluso	75	Principal, Dorchester Capital Advisors, LLC	-

 Except as set forth below, each of the Class 2 directors has been engaged in the principal occupation set forth next to his or her name above during the past five years. There is no family relationship between any director and executive officer of the Company.
 Dr. Albert Bolles is President and CEO of Landec Corporation and has served as a member of the Board of Directors since May 2014. Prior to becoming the Company’s President and CEO on May 23, 2019, Dr. Bolles was the Chairman of the Food Innovation Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee. Prior to his retirement in August 2015, Dr. Bolles served as Executive Vice President, Chief Technology & Operations Officer of ConAgra Foods, Inc. (“ConAgra”), a leading consumer products food company with net sales exceeding $16 billion.  Prior to this role, Dr. Bolles was Executive Vice President, Research, Quality and Innovation for ConAgra, championing the development and execution of multiple new and improved products, realizing incremental growth for ConAgra and a multi-year pipeline to sustain and advance growth further.  Prior to joining ConAgra in 2006, Dr. Bolles served as Vice President, Worldwide R&D for PepsiCo Beverages and Foods, responsible for global R&D leadership for beverages (Pepsi, Gatorade, and Tropicana) and Quaker Foods including product, process, package and sensory R&D, Nutrition, Quality, and Scientific & Regulatory Affairs.  His prior employment was with Gerber Foods for over 8 years with his last role being its R&D Director, overseeing infant and toddler global research and development. Dr. Bolles currently serves on the board of directors of SunOpta, Inc. and Arcadia Biosciences, Inc. He has a Ph.D. and M.S. degrees in Food Science, and a Bachelors’ Degree in Microbiology, all from Michigan State University.
Dr. Bolles is a preeminent leader in food science and provides the Board of Directors with valuable areas of expertise in new product development, innovation, quality, and supply chain in the packaged consumer food business.

Ms. Carosella has served as a member of the Board of Directors since March 2017. Ms. Carosella has over 30 years of experience in the consumer products goods industry, with both large corporations and smaller, entrepreneurial, high growth companies. Ms. Carosella has extensive experience in the natural and organic foods industry, and particular expertise in general management, strategic marketing, branding, and new product development/innovation. Most recently she has served as a strategic consultant for various natural and organic food companies. Previously, Ms. Carosella was CEO of Madhava Natural Sweeteners, a Boulder, Colorado-based natural and organic sweetener company until December 2016. Prior to Madhava, Ms. Carosella was Senior Vice President of Innovation and a member of the Executive Leadership Team at Whitewave/Dean Foods. She joined Whitewave/Dean Foods from ConAgra Foods, Inc. where she held various roles including Vice President, General Manager and Vice President, Strategic Marketing and Innovation and Executive Vice President New Platforms while serving on the Executive Leadership Team with business unit- specific and enterprise-wide responsibilities. Ms. Carosella began her career in the advertising, branding and innovation agency business, serving as President of her own agency after working for several years with large, multi-national agencies.
Ms. Carosella’s experience in consumer products and specifically in the areas of general management, strategic marketing, branding and new product development/Innovation provides the Board of Directors and management with expertise that will be invaluable as the Company develops growth strategies for Landec’s wholly owned subsidiary, Curation Foods, Inc. (“Curation Foods”).
Tonia Pankopf has served as a member of the Board of Directors since November 2012. Ms. Pankopf has been managing partner of Pareto Advisors, LLC since 2005. Previously, she was a senior analyst and managing director at Palladio Capital Management from January 2004 through April 2005. From 2001 to 2003, Ms. Pankopf served as an analyst and portfolio manager with P.A.W. Capital Partners, LP. Ms. Pankopf was a senior analyst and vice president at Goldman, Sachs & Co. from 1999 to 2001 and at Merrill Lynch & Co. from 1998 to 1999. From November 2003 until July 2017, she was a member of the board of directors of TICC Capital Corp, a business development company, having served on its Audit, Valuation, Nominating and Corporate Governance Committees and chairing its Compensation Committee. Ms. Pankopf served on the Board of the University System of Maryland Foundation from 2006 to 2012. Ms. Pankopf is a member of the NACD and is an NACD Board Leadership Fellow. Ms. Pankopf received a Bachelor of Arts degree summa cum laude from the University of Maryland and an M.S. degree from the London School of Economics.
Ms. Pankopf’s extensive financial experience with technology and middle-market companies provides the Board of Directors with valuable insights of an experienced investment manager as well as knowledge of corporate governance issues.
Mr. Barbarosh is a partner at the international law firm of Katten Muchin Rosenman LLP, a position he has held since June 2012. From January 1999 until June 2012, Mr. Barbarosh was a partner of the international law firm of Pillsbury Winthrop Shaw Pittman LLP. Mr. Barbarosh is a nationally recognized restructuring expert. He served in several leadership positions while a partner at Pillsbury including serving on the firm’s board of directors, as the Chair of the board’s Strategy Committee, as a co-leader of the firm’s national Insolvency & Restructuring practice section and as the Managing Partner of the firm’s Orange County office. At Katten, Mr. Barbarosh served as a member of the firm’s Executive and Operating Committee from June 2012 through June 2016 and currently serves on the firm’s board of directors. Mr. Barbarosh received a Juris Doctorate from the University of the Pacific, McGeorge School of Law in 1992, with distinction, and a Bachelor of Arts in Business Economics from the University of California at Santa Barbara in 1989. Mr. Barbarosh received certificates from Harvard Business School for completing executive education courses on Private Equity and Venture Capital (2007), Financial Analysis for Business Evaluation (2010) and Effective Corporate Boards (2015). Mr. Barbarosh is also a frequent speaker and author on restructuring and governance topics.
Mr. Barbarosh, as a practicing attorney specializing in the area of financial and operational restructuring and related mergers and acquisitions, provides our Board of Directors with experienced guidance on similar transactions involving our company.
Mr. Macaluso is a principal of Dorchester Capital Advisors, LLC, a management consulting and corporate advisory service firm focusing on operational assessment, strategic planning and workouts. Mr. Macaluso currently serves on the board of directors of Darling Ingredients Inc. (NYSE: DAR), a global developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, where he serves as independent lead director of the board and as Chairman of its Nominating and Corporate Governance Committee; Pilgrim’s Pride Corporation, which is primarily engaged in the production, processing, marketing and distribution of fresh, frozen and value-added chicken products to retailers, distributors and foodservice operators, where he serves on the Audit Committee; Williams Industrial Services Group Inc., which is engaged in a broad range of construction, maintenance and support services to customers in energy, power and industrial end markets, where he serves as the Chairman of the Board and a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee; and GEO Specialty Chemicals, a private corporation that develops, manufactures and supplies a wide variety of specialty and performance chemicals, where he serves as the chairman of the board. Previously, Mr. Macaluso also served on the board of directors of The Elder-Beerman Stores Corp. and Global Crossing Limited. Mr. Macaluso is also a member of the National Association of Corporate Directors.

Mr. Macaluso has had a career focused on operational assessment, strategic planning, crisis management and turnaround advisory services, most recently with Dorchester Capital. Dorchester Capital also has a significant commitment to representing the interests of investor groups as a member of the boards of directors at a diverse array of companies, and Mr. Macaluso brings with him a strong commitment to stockholders’ interests. He also has extensive executive and financial expertise. In addition, Mr. Macaluso brings significant board expertise, including service as chairman of a number of public and private company boards and committees.
Director Robert Tobin will retire as a Class 2 director at the time of the Annual Meeting. Molly Hemmeter resigned on May 23, 2019 as a Class 2 director.
Class 1 Directors

Name of Director	Age	Principal Occupation	Director Since
Frederick Frank	87	Chairman, Evolution Life Sciences Partners	1999
Katrina L. Houde	61	Retired CEO, SunOpta, Inc.	2019
Nelson Obus	72	Managing Member of Wynnefield Capital Management, LLC	2018
Andrew Powell	61	Retired Executive Vice President and General Counsel, Medivation, Inc.	2018
Catherine A. Sohn, Pharma.D	66	Retired Senior Vice President, GlaxoSmithKline plc; Chairman, BioEclipse Therapeutics, Inc.	2012

Except as set forth below, each of the Class 1 directors has been engaged in the principal occupation set forth next to his or her name above during the past five years. There is no family relationship between any director and any executive officer of the Company.
Frederick Frank has served as member of the Board of Directors since December 1999. Mr. Frank is Chairman of the Board of Evolution Life Sciences Partners. Prior to joining Evolution Life Science Partners, Mr. Frank was Chairman of the Board of Burrill Securities. Prior to joining Burrill Securities, Mr. Frank was Vice Chairman of Peter J. Solomon Company (“Solomon”). Before joining Solomon, Mr. Frank was Vice Chairman of Lehman Brothers, Inc. (“Lehman”) and Barclays Capital. Before joining Lehman as a Partner in October 1969, Mr. Frank was co-director of research, as well as Vice President and Director of Smith Barney & Co. Incorporated. During his over 50 years on Wall Street, Mr. Frank has been involved in numerous financings and merger and acquisition transactions. He served on the Advisory Board of PDL BioPharma, and was a director for the Institute for Systems Biology and Pharmaceutical Product Development, Inc. Mr. Frank is Chairman of the National Genetics Foundation and he serves on the Advisory Boards for Yale School of Organization and Management and the Massachusetts Institute of Technology Center of Biomedical Innovation and was formerly an Advisory Member of the Johns Hopkins Bloomberg School of Public Health, and the Harvard School of Public Health. He is a graduate of Yale University, received an M.B.A. from Stanford University and is a Chartered Financial Analyst.
  Mr. Frank has over 50 years of capital markets experience and has been involved in numerous financings, commercial transactions and mergers and acquisitions. As such, Mr. Frank provides the Board of Directors with extensive experience and knowledge with respect to transactions and financings in the public company context and corporate governance experience based on his experience as a director of public and non-public companies.
Ms. Houde was elected to the Board of Directors on August 5, 2019. Ms. Houde is currently serving as an independent advisor to select food companies. Ms. Houde served as Interim CEO for SunOpta, Inc. on two occasions, for five months in 2016 and the first two months of 2019 and was instrumental in leading a major operational turnaround. Before and between her roles as Interim CEO of SunOpta, Ms. Houde had various consulting engagements in the food industry. Prior to becoming a food industry consultant, Ms. Houde was President of Cuddy Food Products, a division of Cuddy International Corp. from January 1999 to March 2000 and was Chief Operating Officer of Cuddy International Corp. from January 1996 to January 1999. She is a member of the board of directors of a number of private and charitable organizations. Ms. Houde currently serves on the board of directors at SunOpta, Inc.
 Ms. Houde’s extensive experience in the food industry will assist the Board of Directors and management in developing the strategic direction of our Curation Foods business.

Mr. Obus has served as a member of the Board of Directors since October 2018. Mr. Obus is Managing Member of Wynnefield Capital Management, LLC and a General Partner at Wynnefield Capital, Inc. and his prior associations include positions with Schaffer Capital Management and Lazard Freres. Mr. Obus presently serves on the board of directors of Global Power Equipment Group Inc. and MK Acquisition LLC and previously served on the board of directors of Layne Christensen Company, Breeze-Eastern Corporation and Underground Solutions Inc. Mr. Obus holds a bachelor of the arts degree from New York University and a Master of Arts in political science from Brandeis University.
Mr. Obus’ extensive financial experience with technology and small-to-middle-market companies provides the Board of Directors with valuable insights of an experienced investment manager.
Mr. Powell has served as a member of the Board of Directors since October 2018. Mr. Powell is currently an independent advisor to small and mid-size companies and research institutions in the life sciences sector. He has served on the board of directors of Aclaris Therapeutics, Inc., a dermatologist-led biopharmaceutical company, since 2017. He served as Senior Vice President, General Counsel and Corporate Secretary of Medivation, Inc. from May 2015 until November 2016, when the company was acquired by Pfizer, Inc. Mr. Powell served as Executive Vice President, General Counsel and Corporate Secretary of InterMune, Inc. from September 2013 to March 2015. From 2009 to 2013, he served as Executive Vice President, General Counsel and Secretary at Cornerstone Therapeutics, Inc. From 2008 to 2009, Mr. Powell served as Senior Vice President and General Counsel at ImClone Systems, Inc. From 2004 to 2008, he was General Counsel at Collagenex Pharmaceuticals, Inc. Earlier in his career, Mr. Powell held positions of increasing responsibility for nearly 15 years at the multi-national healthcare company Baxter International, Inc., where he was instrumental in a series of transactions that established Baxter throughout Asia. Mr. Powell holds a Bachelor of Arts degree from the University of North Carolina at Chapel Hill and a J.D. from Stanford Law School.
Mr. Powell’s unique expertise in the areas of commercialization strategy, expansion (both domestic and international), governance, compliance, and mergers and acquisitions provides the Board of Directors with essential skills to define and implement the Company’s growth strategies, and his experience in the life sciences industry will be a direct benefit to Landec’s wholly-owned biomedical subsidiary, Lifecore Biomedical, Inc. (“Lifecore”).
Dr. Sohn has served as a member of the Board of Directors since November 2012.  Dr. Sohn is a pharmacist, global biopharmaceutical executive, Adjunct Professor and a Certified Licensing Professional. Sohn has deep industry knowledge with thirty years of U.S. and global experience in the pharmaceutical industry, and a reputation as a strategic thinker with the ability to drive a strong interface between research and development and marketing. She was named “Distinguishing Alumnus” by University of California San Francisco (2000), was named “Woman of the Year” by the Healthcare Businesswomen's Association (HBA) in 2003, has received the Licensing Executive Society’s “Frank Barnes Mentoring Award” (2009), and the HBA Euro-Excellence Award (2012). In 2016, Dr. Sohn was recognized as one of the PharmaVoice 100 most inspiring people in the life science industry. Her areas of expertise include domestic and global business development, strategy and product marketing/launch execution across vaccines, pharmaceutical products and consumer healthcare brands, having led the launches of the U.S. Vaccine Business and a $1 billion CNS pharmaceutical product at SmithKline Beecham (now GlaxoSmithKline). From 1998 to 2010, Dr. Sohn was Senior Vice President for Worldwide Business Development for GlaxoSmithKline's $6 billion Consumer Healthcare division where she served on the Global Executive Committee and led numerous U.S., global, European and Japanese transactions and integrations. In the pharmaceutical division, from 1994 to 1998, she was Vice President, Worldwide Strategic Product Development at SmithKline Beecham for the Cardiovascular, Pulmonary, and Metabolic Therapeutic Areas with responsibility for product strategy, valuation and strategic commercial leadership of all assets from Phase 1 through the life cycle management. She has a strong technical background, having begun her career in anti-infective medical affairs at SmithKline & French in 1982. Dr. Sohn received a Doctor of Pharmacy degree from the University of California San Francisco (UCSF), a Certificate of Professional Development from The Wharton School at the University of Pennsylvania, is a Board Leadership Fellow of the National Association of Corporate Directors (NACD), and is a Certified Licensing Professional (CLP). In addition to serving on our Board of Directors, Dr. Sohn is an independent director on the boards of directors of Jazz Pharmaceuticals plc (JAZZ) and Rubius Therapeutics (RUBY), both public-traded life science companies, and chairman of the board of directors of Eclipse Therapeutics, Inc. and serves as Adjunct Professor at UCSF.
With over 30 years of experience in health-related sectors, Dr. Sohn provides the Board of Directors with significant expertise in business development, strategic marketing and new product development across pharmaceuticals and consumer healthcare products, which has a direct benefit to Lifecore.
Steven Goldby retired on May 23, 2019 as a Class 1 director and as Chairman of the Board.

Board of Directors Meetings and Committees
The Board of Directors held a total of eleven meetings during the fiscal year 2019. Each director attended at least 75% of all Board and applicable committee meetings during fiscal year 2019. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which operates under a written charter approved by the Board of Directors. The charter for each of the committees is available on the Company’s website (www,landec.com). The Board of Directors also has a Food Innovation Committee and a Lifecore Innovation Committee. It is our policy to encourage the members of the Board of Directors to attend the Company’s annual meeting of stockholders. All members of the Board of Directors attended our 2018 Annual Meeting of Stockholders.
 The Audit Committee currently consists of Ms. Pankopf (Chairperson), Dr. Sohn and Mr. Tobin. In the determination of the Board of Directors, each of Ms. Pankopf, Dr. Sohn,and Mr. Tobin meets the independence requirements of the SEC and The Nasdaq Stock Market, LLC (“NASDAQ”). The Audit Committee assists the Board of Directors in its oversight of Company affairs relating to the quality and integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. The Audit Committee is responsible for appointing, compensating, retaining and overseeing the Company’s independent registered public accounting firm, approving the services performed by the independent registered public accounting firm and reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. Rules adopted by the SEC require us to disclose whether the Audit Committee includes at least one member who is an “audit committee financial expert,” as that phrase is defined in SEC rules and regulations. The Board of Directors has determined that Ms. Pankopf is an “audit committee financial expert” within the meaning of applicable SEC rules. The Audit Committee held six meetings during fiscal year 2019. Please see the section entitled “Audit Committee Report” for further matters related to the Audit Committee. The Board has adopted a written charter for the Audit Committee. The Audit Committee reviews the charter annually for changes.
The Compensation Committee currently consists of Dr. Sohn (Chairperson), Ms. Carosella, Mr. Obus and Mr. Powell. In the determination of the Board of Directors, each of Dr. Sohn, Ms. Carosella, Mr. Obus, and Mr. Powell meets the current independence requirements of the SEC and NASDAQ. Prior to becoming President and CEO on May 23, 2019, Dr. Bolles served as a member of the Compensation Committee. The function of the Compensation Committee is to review and set the compensation of the Company’s Chief Executive Officer and certain of the Company’s most highly compensated officers, including salary, bonuses and other cash incentive awards, and other forms of compensation, to administer the Company’s stock plans and approve stock equity awards, and to oversee the career development of senior management. The Compensation Committee held seven meetings during fiscal year 2019.
The Nominating and Corporate Governance Committee currently consists of Mr. Frank (Chairperson), Mr. Obus, Ms. Pankopf and Mr. Powell, each of whom, in the determination of the Board of Directors, meets the current independence requirements of the SEC and NASDAQ. Prior to becoming President and CEO on May 23, 2019, Dr. Bolles served as a member of the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee are to recommend qualified candidates for election as officers and directors of the Company and oversee the Company’s corporate governance policies and to lead the annual self-evaluation of the Board of Directors. The Nominating and Corporate Governance Committee held two meetings during fiscal year 2019.
The Nominating and Corporate Governance Committee will consider director nominees proposed by current directors, officers, employees and stockholders. Any stockholder who wishes to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company, Geoffrey P. Leonard of King & Spalding LLP, 101 Second Street, Suite 2300, San Francisco, CA 94105, and providing the candidate’s name, biographical data and qualifications. The Company does not have a formal policy regarding the consideration of director candidates recommended by stockholders. The Company believes this is appropriate because the Nominating and Corporate Governance Committee evaluates any such nominees based on the same criteria as all other director nominees. In selecting candidates for the Board of Directors, the Nominating and Corporate Governance Committee strives for a variety of experience and background that adds depth and breadth to the overall character of the Board of Directors. The Nominating and Corporate Governance Committee evaluates potential candidates using standards and qualifications such as the candidates’ business experience, independence, diversity, skills and expertise to collectively establish a number of areas of core competency of the Board of Directors, including business judgment, management and industry knowledge. Although the Nominating and Corporate Governance Committee does not have a formal policy on diversity, it believes that diversity is an important consideration in the composition of the Board of Directors, and it seeks to include Board members with diverse backgrounds and experiences. Further criteria include the candidates’ integrity and values, as well as the willingness to devote sufficient time to attend meetings and participate effectively on the Board of Directors and its committees.

The Food Innovation Committee currently consists of Ms. Carosella, who in the determination of the Board of Directors, meets the current independence requirements of the SEC and NASDAQ. Prior to becoming President and CEO on May 23, 2019, Dr. Bolles served as the chairman of the Food Innovation Committee. The function of the Food Innovation Committee is to provide advice and make recommendations to the Board and to management with regard to food management, including new agricultural techniques, plant optimization strategies and new product development insights.  The function of the Food Innovation Committee further entails making possible changes to current practices within the Company’s food business and making recommendations concerning new areas for the Company to pursue. The Food Innovation Committee held one meeting during fiscal year 2019.
The Lifecore Innovation Committee currently consists of Dr. Sohn (chairperson), Mr. Frank, and Mr. Powell, each whom, in the determination of the Board of Directors, meets the current independence requirements of the SEC and NASDAQ. The function of the Lifecore Innovation Committee is to provide advice and make recommendations to the Board of Directors and to management with regard to biomaterials management, including new biomaterial techniques, plant/equipment optimization strategies and new product development insights.  The Lifecore Innovation Committee also looks at making changes to current practices within the Company’s biomaterials business and making recommendations concerning new areas for the Company to pursue. The Lifecore Innovation Committee held one meeting during fiscal year 2019.
Corporate Governance
 The Company provides information about its corporate governance policies, including the Company’s Code of Ethics, and charters for the Audit, Nominating and Corporate Governance, and Compensation Committees of the Board of Directors on the Corporate Governance page of its website. The website can be found at www.landec.com.
The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of NASDAQ and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	All members of the Board of Directors are independent other than Dr. Bolles;

•	All members of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Food Innovation Committee, and the Lifecore Innovation Committee are independent;

•
The independent members of the Board of Directors meet at each board meeting, and at least twice per year, in executive sessions without the presence of management. The Board of Directors has designated Mr. Andrew Powell as non-executive Chairman of the Board, replacing Mr. Steven Goldby who retired on May 23, 2019, who, among other duties, is responsible for presiding over executive sessions of the independent directors and setting the agenda for each board meeting with the Chief Executive Officer and with input from the independent directors;

•
The Company has an ethics hotline available to all employees, and the Audit Committee has procedures in place for the anonymous submission of employee complaints regarding accounting, internal controls, or auditing matters; and

•
The Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer, as well as the Board of Directors. Any substantive amendments to the Code of Ethics or grant of any waiver, including any implicit waiver, from a provision of the Code of Ethics to the Company’s principal executive officer, principal financial officer or principal accounting officer, will be disclosed either on the Company’s website or in a report on Form 8-K.

Following a review of all relevant relationships and transactions between each director (including each director’s family members) and the Company, the Board has determined that each member of the Board or nominee for election to the Board, other than Dr. Bolles, is an independent director under applicable NASDAQ listing standards. Dr. Bolles does not meet the independence standards because he is currently an employee of the Company.
 Leadership Structure of the Board of Directors
 The Board of Directors believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the Chairman of the Board (the “Chairman”) and Chief Executive Officer in the way that it believes is in the best interests of the Company.

The Board of Directors believes that the appointment of Mr. Powell as non-executive Chairman allows the Chief Executive Officer, who also possesses significant business and industry knowledge, to lead and speak on behalf of both the Company and the Board of Directors, while also providing for effective independent oversight by non-management directors through a non-executive Chairman.
 At each Board of Directors meeting, the non-executive Chairman presides over an executive session of the non-management directors without the presence of management. The non-executive Chairman also may call additional meetings of the non-management directors as he deems necessary.
 The Board of Directors also adheres to sound corporate governance practices, as reflected in the Company’s corporate governance policies, which the Board of Directors believes has promoted, and continues to promote, the effective and independent exercise of Board leadership for the Company and its stockholders.
Stockholder Communications
 Our Board of Directors welcomes communications from our stockholders. Stockholders and other interested parties may send communications to the Board of Directors, or the independent directors as a group, or to any director in particular, including the Chairman, c/o Gregory S. Skinner, Chief Financial Officer, Landec Corporation, 5201 Great America Parkway, Suite 232, Santa Clara, CA 95054. Any correspondence addressed to the Board of Directors or to any one of our directors in care of Mr. Skinner will be promptly forwarded to the addressee. The independent directors review and approve the stockholder communication process periodically to ensure effective communication with stockholders.
Oversight of Risk Management
 The Board of Directors’ role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. Our Audit Committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the Audit Committee meets periodically with the Company’s independent registered public accounting firm, our internal auditor and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Additionally, the Audit Committee reviews significant findings prepared by the Company’s independent registered public accounting firm and our internal auditor, together with management’s response. Our Nominating and Corporate Governance Committee has responsibility for matters relating to corporate governance. As such, the charter for our Nominating and Corporate Governance Committee provides for the committee to periodically review and discuss our corporate governance guidelines and policies.
 Our management also reviewed with our Compensation Committee the compensation policies and practices of the Company that could have a material impact on the Company. Our management review considered whether any of these policies and practices may encourage inappropriate risk-taking, whether any policy or practice may give rise to risks that are reasonably likely to have a material adverse effect on the Company, and whether it would recommend any changes to the Company’s compensation policies and practices. Management also reviewed with the Board of Directors risk-mitigating controls such as the degree of committee and senior management oversight of each compensation program and the level and design of internal controls over such programs. Based on these reviews, the Board of Directors has determined that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
 The Board of Directors has adopted an executive compensation clawback policy, which provides for recoupment of executive incentive compensation in the event of certain restatements of the financial results of the Company. Under the policy, in the event of a substantial restatement of the Company’s financial results due to material noncompliance with financial reporting requirements, if the Board of Directors determines in good faith that any portion of a current or former executive officer’s incentive compensation was paid as a result of such noncompliance, then the Company may recover the portion of such compensation that was based on the erroneous financial data.
 The Board of Directors has also evaluated privacy protection, cybersecurity and information security in an effort to mitigate the risk of cyber-attacks and to protect the Company’s information and that of its customers and suppliers. Based on this review, the Board of Directors has determined that such risks are not reasonably likely to have a material adverse effect on the Company.

Compensation of Directors

The following table sets forth compensation information for the fiscal year 2019, for each member of our Board of Directors who was not an executive officer during fiscal year 2019. Dr. Bolles was elected President and CEO of Landec on May 23, 2019 and therefore his compensation as a non-employee director is listed in the Summary Compensation Table below.

Name	Fee Earned or Paid in Cash (1)	Stock Awards (2)	Other	Total
Deborah Carosella	$63,738	$60,000	$—	$123,738
Frederick Frank	$63,958	$60,000	$—	$123,958
Steven Goldby (3)	$84,167	$60,000	$—	$144,167
Nelson Obus (4)	$35,000	$37,200	$—	$72,200
Tonia Pankopf	$70,000	$60,000	$—	$130,000
Andrew Powell (4)	$36,458	$37,200	$—	$73,658
Catherine A. Sohn, Pharm.D.	$71,667	$60,000	$—	$131,667
Robert Tobin	$57,083	$60,000	$—	$117,083

(1)	Includes amounts (if any) deferred pursuant to the Company's Nonqualified Deferred Compensation Plan, the terms of which are described under “Nonqualified Deferred Compensation Plan” below.

(2)	The Company’s current compensation policy provides for each member of the Board of Directors to receive an annual restricted stock unit (“RSU”) award.

(3)	Mr. Goldby retired on May 23, 2019.

(4)	Mr. Obus and Mr. Powell were elected to the Board of Directors on October 12, 2018 and their cash fees and RSU grants are pro-rated from their election on October 12, 2018 through May 26, 2019.
As of May 26, 2019, the aggregate number of shares subject to outstanding restricted stock unit awards and option awards held by the members of the Board of Directors was: Ms. Carosella - 4,240 shares; Mr. Frank - 4,240 shares; Mr. Obus - 2,915 shares; Ms. Pankopf - 7,573 shares; Mr. Powell - 2,915 shares; Dr. Sohn - 14,240 shares; and Mr. Tobin - 4,240 shares.
The 2019 annual retainer fees paid to non-employee directors of the Company are detailed in the following table:

Annual Retainer for	Annual Retainer Fees paid
Non-employee Director	$45,000
Audit Committee	$10,000
Food Innovation Committee	$10,000
Lifecore Innovation Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000

In addition to the annual committee retainer described above, for fiscal year 2019, the Company paid annual retainers to each of the chairs of the committee as shown below. In addition, the Chairman of the Board received a separate annual retainer equal to the amount indicated in the table below:

Annual Retainer for	Annual Retainer Fees paid
Chairman of the Board	$35,000
Audit Committee Chair	$10,000
Food Innovation Committee Chair	$10,000
Lifecore Innovation Committee Chair	$10,000
Compensation Committee Chair	$7,500
Nominating and Corporate Governance Chair	$5,000

Consistent with the general industry trend toward fixed-value RSU awards, each non-employee director received an annual RSU award with a fair market value of $60,000, based on the fair market value of the Company’s Common Stock on the date of the grant, vesting on the first anniversary of the date of grant.

In addition to cash fees, each director is reimbursed for reasonable out-of-pocket expenses incurred by a director to attend Board of Directors meetings, committee meetings or stockholder meetings in his or her capacity as a director.

Stock Ownership Requirement

The Board of Directors has determined that ownership of the Company’s Common Stock by officers and directors promotes a focus on long-term growth and aligns the interests of the Company’s officers and directors with those of its stockholders. As a result, the Board of Directors has adopted stock ownership guidelines stating that the Company’s non-employee directors and its executive officers should maintain certain minimum ownership levels of Common Stock. Under these guidelines, each non-employee director of the Company is expected to maintain ownership of Common Stock having a value of at least three times the amount of the annual cash retainer paid to such non-employee director. For purposes of the guidelines, the value of a share of Common Stock is measured as the greater of (i) the then current market price or (ii) the closing price of a share of Common Stock on the date when the stock was acquired, or the vesting date in the case of RSUs.

Newly-elected directors have five years from the date they are elected to meet these guidelines. In the event a non-employee director’s cash retainer increases, he or she will have two years from the date of the increase to acquire any additional shares or RSUs needed to meet the guidelines. Until the required ownership level is reached, directors are required to retain 50% of net shares acquired upon any future vesting of RSUs and/or exercise of stock options, after deducting shares used to pay any applicable taxes and/or exercise price.

Required Vote

The election of each of the five (5) Class 2 director nominees requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present at the Annual Meeting or by proxy and voted with respect to such director. A “WITHHOLD” vote is effectively a vote against a director. This means that in order for a director to be elected, the number of shares voted “FOR” a director must exceed the number of votes cast against that director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

Nominees for Class 2 Directors

Name of Director
Albert D. Bolles, Ph.D.
Deborah Carosella
Tonia Pankopf
Craig A. Barbarosh
Charles Macaluso

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending May 31, 2020, and recommends that the stockholders vote for ratification of this appointment. In the event the stockholders do not ratify such appointment, the Audit Committee may reconsider its selection. Ernst & Young LLP has audited the Company’s financial statements since the fiscal year ending May 25, 2008. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
 Fees Paid to Independent Registered Public Accounting Firm
The following table presents the aggregate fees billed to the Company for professional services rendered by Ernst & Young LLP for the fiscal years ended May 26, 2019 and May 27, 2018.

Fee Category	Fiscal Year 2019	Fiscal Year 2018
Audit Fees	$1,973,000	$1,487,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,973,000	$1,487,000

Audit Fees were for professional services rendered for the integrated audit of the Company’s annual financial statements and internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, for the review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for assistance with and review of documents filed by the Company with the SEC.
 Audit Committee Pre-Approval Policies
The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval, and the fees for the services performed to date. The Audit Committee, or its designee, may also pre-approve particular services on a case-by-case basis.
Required Vote
The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present at the Annual Meeting or by proxy and voted on this proposal.
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2020.

PROPOSAL NO. 3
APPROVAL OF THE 2019 STOCK INCENTIVE PLAN
At the Annual Meeting, stockholders are being asked to approve the Landec Corporation 2019 Stock Incentive Plan (referred to in this proposal as the “Plan”). The Plan was approved by the Board of Directors on July 25, 2019, subject to the approval of the Company’s stockholders. The Plan will become effective upon its approval by the stockholders at the Annual Meeting and will supersede the Company’s 2013 Stock Incentive Plan; no further awards will be made under the 2013 Stock Incentive Plan on or after the effective date of the Plan. However, the Plan will not, in any way, affect outstanding awards previously granted under the 2013 Stock Incentive Plan or any other outstanding Company equity award plan.
Reasons for the Proposal
The Board of Directors and the Compensation Committee believe that equity incentives are necessary to remain competitive in the marketplace and align the interests of our employees with our stockholders. As of August 19, 2019, fewer than 70,000 shares of Company common stock remain available for grant under the 2013 Stock Incentive Plan; such number of shares is insufficient to achieve the Company’s compensation objectives over the coming years.
The Company’s stockholders are being asked to approve the Landec Corporation 2019 Stock Incentive Plan under which a total of 2,000,000 shares of Company common stock (individually, a “Share” and collectively, the “Shares”) will be available for the issuance of future awards. If the Plan is not approved by stockholders and the 2013 Stock Incentive Plan remains in effect, the Company’s ability to include equity compensation as part of our directors’ and employees’ total compensation package will be severely limited. We are requesting stockholder approval of the Plan (1) to be in accordance with the rules of NASDAQ, and (2) to enable the Company to grant stock options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If stockholders do not approve this Proposal No. 3, no awards will be granted under the Plan and the 2013 Stock Incentive Plan will continue in effect in accordance with its terms.
Key Features of the Plan
The Plan contains a broad range of compensation and corporate governance best practices:

•
Administered by an Independent Committee. The Plan will be administered by the Compensation Committee, as further described below, and its authorized delegates. The Compensation Committee is composed entirely of independent directors who meet Nasdaq’s and the Company’s standards for independence.

•	Limited Plan Life. The Plan has a seven-year life span.

•
No Liberal Share Recycling. The Plan is not subject to liberal share “recycling” provisions, meaning (among other things) that shares used to pay the exercise price of stock options, and shares tendered or withheld to satisfy tax withholding obligations with respect to an award, do not again become available for grant.

•
No In-the-Money Option or Stock Appreciation Rights Grants. The Plan prohibits the grant of options or stock appreciation rights with an exercise price less than 100% of the fair market value of our common stock on the date of grant.

•
No Repricing or Replacement of Options or Stock Appreciation Rights. Options and stock appreciation rights granted under the Plan may not be repriced, replaced or re-granted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•
No “Reload” Stock Options. The Plan does not permit grants of stock options with a “reload” feature that would provide for additional stock options to be granted automatically to a participant upon the participant’s exercise of previously-granted stock options.

•	Minimum Vesting Requirements. No award granted under the Plan may vest prior to the first anniversary of the applicable grant date, subject to limited exceptions noted below.

•	Director Grant Limit. No director in any fiscal year may be granted awards which have an aggregate fair value in excess of $120,000.

•
No Dividend Payments on Unvested Awards. Dividends and dividend equivalents in respect of unvested awards are not paid unless and until such awards vest. Dividends or dividend equivalents are not payable with respect to options or Stock Appreciation Rights.

•
No Increase to Shares Available for Issuance without Stockholder Approval. The Plan prohibits any increase in the total number of shares of common stock that may be issued under the Plan without stockholder approval, other than adjustments in connection with certain corporate reorganizations, changes in capitalization and other events, as described below.

•	Claw-Back Provision. The Compensation Committee may recover awards and payments under or gain in respect of awards to comply with Section 10D of the Securities Exchange Act of 1934.

•
No Single-Trigger Accelerated Vesting; No Gross-Ups. Under the Plan, there is no single-trigger accelerated vesting in connection with a change in control where the awards are continued or the acquirer assumes the awards or grants substitute awards. Further, the Plan does not provide for excise tax gross-ups.

The following is a summary of the principal features of the Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Plan. A copy of the Plan is attached as Appendix A to this Proxy Statement.
Share Reserve
Subject to adjustment as provided for below, the aggregate number of Shares that will be available for issuance under the Plan is 2,000,000 Shares, plus any shares that are represented by awards under the Company’s 2013 Stock Incentive Plan or 2009 Stock Incentive Plan that are forfeited, expire or are cancelled without the delivery of Shares or which result in the forfeiture of Shares after the effective date of the Plan.
In determining the number of Shares available for issuance under the Plan, the Compensation Committee considered the potential dilution from outstanding and future potential equity awards (“overhang”). The 2,000,000 Share reserve is equal to approximately 7% of the Company’s total outstanding Shares of common stock as of August 19, 2019. The Shares available under the Plan, together with the number of Shares underlying outstanding awards as of August 19, 2019 granted under all of the Company’s equity award plans, would be equal to approximately 15% of the Company’s total outstanding Shares.
Share Counting Rules
If awards under the Plan are forfeited or terminate before being exercised or becoming vested, or are paid out in cash rather than Shares, then the Shares underlying those awards will again become available under the Plan. Shares that are used by a participant to pay withholding taxes or as payment for the exercise price of an award shall cease to be available under the Plan. Shares that have been reacquired by the Company in the open market using the proceeds of amounts received upon the exercise of stock options shall not be available for issuance under the Plan. Stock appreciation rights that are settled in Shares will be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the stock appreciation rights. Any dividend equivalents distributed as Share equivalents under the Plan will cease to be available under the Plan.
In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a stock split or reverse stock split, a recapitalization, reorganization, merger, liquidation, spin-off, exchange of Shares or a similar occurrence, the Compensation Committee will, in its discretion, make appropriate adjustments to the number of Shares and kind of shares or securities issuable under the Plan (on both an aggregate and per-participant basis) and under each outstanding award. Appropriate adjustments will also be made to the exercise price of outstanding options and stock appreciation rights. Shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction will not reduce the number of Shares available for issuance under the Plan.
Administration
The Compensation Committee will administer the Plan and has complete discretion, subject to the provisions of the Plan, to authorize the grant of stock options, stock grants, stock units and stock appreciation rights awards under the Plan and to make all decisions relating to the operation of the Plan. The Committee may delegate the power to grant awards to one or more officers of the Company to the extent permitted by applicable law and may delegate ministerial tasks to employees or other persons as it deems appropriate.
Eligibility and Types of Awards Under the Plan
The Plan permits the granting of stock options, stock appreciation rights, stock units and stock grants. Employees (including executive officers and employee directors) and consultants of the Company, any parent, subsidiary or affiliate of the Company, and non-employee directors of the Company will be eligible to participate in the Plan. As of August 19, 2019, approximately 813 employees (including employee directors and executive officers), and 7 non-employee directors would have been eligible to participate in the Plan, if the Plan had been in effect as of that date. As of August 19, 2019, the closing price of our common stock on the Nasdaq Global Select market was $11.11 per share.

Options
The Compensation Committee may grant non-statutory stock options or incentive stock options (which may be entitled to favorable tax treatment) under the Plan. The number of Shares covered by each stock option granted to a participant will be determined by the Compensation Committee.
The stock option exercise price must be at least 100% of the fair market value of a Share on the date of grant (110% for incentive stock options granted to stockholders who own more than 10% of the total outstanding Shares of the Company, its parent or any of its subsidiaries). Each stock option award will be evidenced by a stock option agreement which will specify the date when all or any installment of the award is to become exercisable. The stock option agreement shall also specify the term of the option. A stock option agreement may provide for accelerated vesting in the event of the participant’s death, disability, or other events. Notwithstanding any other provision of the Plan, no option can be exercised after the expiration date provided in the applicable stock option agreement. Except in connection with certain corporate transactions, repricing of stock options, cancelling options in exchange for options with an exercise price that is less than the exercise price of the original option, and cash buyouts of options by the Company at a time when the exercise price of the option exceeds the fair market value of the underlying shares are prohibited without stockholder approval. The exercise price of stock options must be paid at the time the Shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of stock options may be made in cash (including by check, wire transfer or similar means) or, if specified in the stock option agreement, by cashless exercise, by surrendering or attesting to previously acquired Shares, or by any other legal consideration approved by the Compensation Committee.
Unless otherwise provided by the Compensation Committee, unvested stock options will generally expire upon termination of the participant’s service and vested stock options will generally expire six months following such termination. The term of a stock option shall not exceed seven years from the date of grant (five years for incentive stock options granted to stockholders who own more than 10% of the total outstanding Shares of the Company, its parent or any of its subsidiaries).
Stock Grants
The Compensation Committee may grant awards of Shares under the Plan. Participants may or may not be required to pay cash consideration to the Company at the time of grant of such Shares. The number of Shares associated with each stock grant will be determined by the Compensation Committee, and each grant shall be subject to vesting conditions established by the Compensation Committee. Shares that are subject to such conditions are “restricted,” i.e. subject to forfeiture if the performance goals and/or other conditions are not satisfied. When the restricted stock award conditions are satisfied, then the participant is vested in the Shares and has complete ownership of the Shares. A stock grant agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events. A holder of a stock grant under the Plan will have the same voting, dividend and other rights as the Company’s other stockholders; provided, however, that no dividends payable will be paid until the holder’s interest in the stock grant becomes vested, and further, the holder may be required to invest any cash dividends received in additional Shares.
Stock Units
The Compensation Committee may award stock units under the Plan. Participants are not required to pay any consideration to the Company at the time of grant of a stock unit. The number of Shares covered by each stock unit award will be determined by the Compensation Committee. A stock unit is a bookkeeping entry that represents a Share. A holder of stock units will have no voting rights, but may have a right to dividend equivalents, subject to applicable laws, which may be settled in cash, Shares or a combination of both; provided that no dividend equivalents will be paid until the holder’s interest in the stock unit becomes vested. A stock unit is similar to restricted stock in that the Compensation Committee may establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the stock unit. When the participant satisfies the conditions of the stock unit award, the Company will pay the participant cash or Shares or any combination of both to settle the vested stock units. Settlement may be in the form of a lump sum or in installments, and may occur or commence when the vesting conditions are satisfied or may be deferred, subject to applicable laws, to a later date. Conversion of the stock units into cash may be based on the average of the fair market value of a Share over a series of trading days or on other methods. A stock unit agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events.

Stock Appreciation Rights
The Compensation Committee may grant stock appreciation rights under the Plan. The number of Shares covered by each stock appreciation right will be determined by the Compensation Committee. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount equal to (a) the excess of the fair market value of a Share on the date of exercise over the exercise price multiplied by (b) the number of Shares with respect to which the stock appreciation right is exercised.
The exercise price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date of grant. The stock appreciation right agreement will specify the date when all or any installment of the award is to become exercisable. A stock appreciation right agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events. Except in connection with certain corporate transactions, repricing of stock appreciation rights, cancelling stock appreciation rights in exchange for stock appreciation rights with an exercise price that is less than the exercise price of the original stock appreciation right, and cash buyouts of stock appreciation rights by the Company at a time when the exercise price of the stock appreciation right exceeds the fair market value of the underlying shares are prohibited without stockholder approval. Stock appreciation rights may be paid in cash or Shares or any combination of both, as determined by the Compensation Committee, in its sole discretion.
Unless otherwise provided by the Compensation Committee, unvested stock appreciation rights will generally expire upon termination of the participant’s service and vested stock appreciation rights will generally expire six months following such termination. The terms of a stock appreciation right shall not exceed seven years from the date of grant.
Grant Limits
Under the Plan, the maximum amount of equity awards (calculated based on grant date fair value for financial reporting purposes) granted to a non-employee director during any fiscal year may not exceed $120,000.
Minimum Vesting Requirement
Any award that vests solely upon the satisfaction of service-based vesting conditions shall be subject to a minimum vesting period of not less than one year from the date the award is granted, and any award that vests based upon the satisfaction of performance conditions shall be subject to a performance period of not less than one year. However, the foregoing minimum vesting and performance periods shall not apply in connection with (a) a substitute award granted in connection with corporate transactions that do not reduce the vesting period of the award being replaced, or (b) awards made to non-employee directors who elect to receive awards in exchange for cash compensation to which they are otherwise entitled, or (c) awards which in aggregate cover a number of shares not to exceed five (5%) of the total number of shares of stock available for issuance under the Plan.
Transfer of Awards
Unless otherwise provided in the applicable award agreement, and then only to the extent permitted by applicable law, awards under the Plan may not be transferred by the holder thereof, other than by will or by the laws of descent and distribution.
Acceleration of Awards upon a Change in Control
In connection with a change in control in which awards are not assumed and/or replaced by the surviving entity, (i) outstanding awards which are subject solely to time-based vesting conditions will become fully vested and settled in cash, shares or a combination thereof, generally within thirty days following the change in control, and (ii) any outstanding awards which are subject to performance-based vesting conditions will be deemed to have satisfied all performance conditions at the greater of the target performance level or actual performance determined as of the date of the change in control (unless the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, in which case performance will be deemed achieved based on target performance) and settled in cash, shares or a combination thereof, generally within thirty days following the change in control.

In connection with a change in control in which awards are assumed and/or replaced by the surviving entity with a “replacement award” (as defined below), to the extent the participant’s employment is involuntarily terminated by the Company without cause within two years following the change in control, then any such replacement award which is (i) a stock option or SAR will become fully vested and exercisable according to its terms and (ii) other awards will become fully vested and paid generally upon or within thirty days of the participant’s termination. “Replacement award” means an award (a) of the same type (e.g., option, stock unit, etc.) as the replaced award (or a different type than the replaced award if the Committee finds such type acceptable), (b) that has a value at least equal to the value of the replaced award, (c) that relates to publicly traded equity securities of the Company or its successor following the change in control (or another entity that is affiliated with the Company or its successor following the change in control), and (d) that has other terms and conditions of which are not less favorable to the participant than the terms and conditions of the replaced award.
In connection with a change in control, the Committee may provide a cash payment in lieu of the right to exercise any stock option or SAR and may cause the payment of any other award to be made in cash instead of shares.
Restrictions
The Compensation Committee may cancel, rescind, withhold or otherwise limit or restrict any award at any time if the participant is not in compliance with the terms of the award agreement or the Plan, or the participant breaches any other agreement with the Company with respect to non-competition, non-solicitation or confidentiality. In addition, the Compensation Committee may recover awards and payments under or gain in respect of awards to the extent required to comply with any Company policy or Section 10D of the Securities Exchange Act of 1934 or any other applicable law or regulation.
Amendment and Termination
The Board of Directors may amend the Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent such approval is required by applicable laws, regulations or rules. The Board of Directors may terminate the Plan at any time and for any reason. The term of the Plan is seven years from the date of stockholder approval, unless earlier terminated by the Board of Directors. The termination or amendment of the Plan may not impair in any material respect any award previously made under the Plan.
New Incentive Plan Benefits
The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time.
Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Section 409A of the Code), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Plan.
A recipient of a stock option or stock appreciation right generally will not have taxable income upon the grant of the stock option or stock appreciation right. In general, upon the exercise of non-statutory stock options and stock appreciation rights, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the Shares generally will be a capital gain or loss.
In general, upon the exercise of an incentive stock option, a participant realizes no taxable income. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of Shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant equal to the value of the Shares at the time of exercise less the exercise price. Any additional gain in excess of the amount recognized by the participant as ordinary income will be taxed as a capital gain. If the participant does not dispose of the Shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss.

For awards of restricted stock, the participant will not have taxable income upon the receipt of the award unless the participant properly elects to be taxed at the time of receipt of the restricted stock by making a Code Section 83(b) election. When the restricted stock vests, the participant will recognize ordinary income equal to the fair market value of the Shares at the time of vesting less the amount (if any) paid for such Shares.
A participant is not deemed to receive any taxable income at the time an award of stock units is granted. When vested stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of Shares received less the amount (if any) paid for such stock units.
If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is generally allowed a tax deduction equal to the amount of ordinary income recognized by the participant.
A participant who defers the payout of an award or the delivery of proceeds payable upon an award exercise will recognize ordinary income at the time of payout in the same amounts as described above. If the participant receives Shares, any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss. Any deferrals made under the Plan, including awards granted under the Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20 percent federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states (such as California), have laws similar to Section 409A and as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges.
Under the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the corporation.
Required Vote
The Plan must be approved by Shares representing a majority of the Shares present and entitled to vote on the proposal. Shares present and not voted, whether by broker non-vote, abstention or otherwise, will have the same effect as a vote against this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2019 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information with respect to options and other equity awards under the Company’s equity compensation plans as of May 26, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3)
Equity compensation plans approved by stockholders	2,428,523	$12.94	77,344

(1)Consists of stock options and restricted stock units outstanding under the Company’s equity compensation plans, as no stock warrants or other rights were outstanding as of May 26, 2019.
(2)The weighted average exercise price does not take restricted stock units into account as restricted stock units have no purchase price.
(3)Represents shares remaining for issuance pursuant to the 2013 Stock Incentive Plan.

The 2013 Stock Incentive Plan

The 2013 Stock Incentive Plan (the “2013 Plan”), which was approved by stockholders, authorizes the grant of equity awards, including stock options, restricted stock and restricted stock units to employees, including officers and directors, outside consultants and non-employee directors of the Company. 2,000,000 shares were initially authorized to be issued under this plan. An additional 1,000,000 shares were added to the 2013 Plan upon stockholder approval in October 2017. The exercise price of stock options to be granted under the 2013 Plan will be the fair market value of the Company’s Common Stock on the date the options are granted. Options to be granted under the 2013 Plan will generally be exercisable upon vesting and will generally vest ratably over three years. If the 2019 Stock Incentive Plan is approved by our stockholders, no further awards will be made under the 2013 Plan.

The 2009 Stock Incentive Plan

The 2009 Stock Incentive Plan (the “2009 Plan”), which was approved by stockholders and has been terminated, authorized the grant of equity awards, including stock options, restricted stock and restricted stock units to employees, including officers and directors, outside consultants and non-employee directors of the Company. 1,900,000 shares were authorized to be issued under this plan. The exercise price of stock options granted under the 2009 Plan was the fair market value of the Company’s Common Stock on the date the options were granted. Options granted under the 2009 Plan were exercisable upon vesting and generally vested ratably over three years. No further awards will be made pursuant to the 2009 Plan.

PROPOSAL NO. 4

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis within Executive Compensation and Related Information of this Proxy Statement describes the Company’s executive compensation program and the compensation decisions that the Compensation Committee and Board of Directors made in fiscal year 2019 with respect to the compensation of our named executive officers. The Board of Directors is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”

We urge stockholders to read the Compensation Discussion and Analysis within Executive Compensation and Related Information of this Proxy Statement, as well as the Summary Compensation Table and related compensation tables, directly following the Compensation Discussion and Analysis, which provide detailed information on the Company’s compensation policies and practices.

As we describe in the Compensation Discussion and Analysis, our executive compensation program is designed to attract, reward and retain talented officers and embodies a pay-for-performance philosophy that supports Landec’s business strategy and aligns the interests of our executives with our stockholders. Specifically, executive compensation is allocated among base salaries and short- and long-term incentive compensation. The base salaries are fixed in order to provide the executives with a stable cash income, which allows them to focus on the Company’s strategies and objectives as a whole, while the short- and long-term incentive compensation are designed to both reward the named executive officers based on the Company’s overall performance and align the named executive officers’ interests with those of our stockholders. Our annual cash incentive award program is intended to encourage our named executive officers to focus on specific short-term goals important to our success. Our executive officers’ cash incentive awards are determined based on objective performance criteria. The Company’s current practice is to grant our named executive officers both stock options and restricted stock units. This mixture is designed to provide a balance between the goals of increasing the price of our Common Stock and aligning the interests of our executive officers with those of our stockholders (as stock options only have value if our stock price increases after the option is granted) and encouraging retention of our executive officers. Because grants are generally subject to vesting schedules, they help ensure that executives always have significant value tied to long-term stock price performance.

For these reasons, the Board of Directors is asking stockholders to support this proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

At the 2018 annual meeting of stockholders, 98% of votes cast expressed support for our compensation policies and practices, and we believe our program continues to be effective.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Composition

The Audit Committee of the Board of Directors consists of the three directors whose names appear below and operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee meets the independence and financial experience requirements of NASDAQ and the SEC currently in effect. In addition, the Board of Directors has determined that Ms. Pankopf is an audit committee financial expert, as defined by the rules and regulations of the SEC.

Responsibilities

The responsibilities of the Audit Committee include appointing an independent registered public accounting firm and assisting the Board of Director’s oversight of the preparation of the Company’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Management is responsible for the Company’s internal controls and financial reporting process. The Audit Committee’s responsibility is to oversee these processes and the Company’s internal controls. The Audit Committee members are not acting as professional accountants or auditors, and their functions are not to duplicate or to certify the activities of management and the independent registered public accounting firm.

Review with Management and Independent Auditors

The Audit Committee held six meetings during fiscal year 2019. The Audit Committee met and held discussions with management and representatives of the Company’s independent registered public accounting firm, Ernst & Young LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended May 26, 2019 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended May 26, 2019 with management and the Company’s independent registered public accounting firm.

The Audit Committee met with the Company’s independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 114, The Auditor’s Communication with Those Charged with Governance, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, which supersedes SAS No. 61, as amended, including the judgment of the independent registered public accounting firm as to the quality of the Company’s accounting principles.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Summary
Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10- K for the fiscal year ended May 26, 2019, as filed with the SEC.
This report is submitted by the Audit Committee.
Tonia Pankopf (Chairperson)
Catherine A. Sohn, Pharm.D.
Robert Tobin

EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth certain information with regard to each named executive officer and each executive officer of the Company for fiscal year 2019. Ages are as of August 19, 2019.

Dr. Albert Bolles (age 62) has been the Company’s President and Chief Executive Officer since May 23, 2019. Prior to become the Company’s President and CEO, Dr. Bolles was a member of the Board of Directors, the Chairman of the Food Innovation Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee. Dr. Bolles most recently served as Executive Vice President, Chief Technology & Operations Officer of ConAgra, a leading consumer products food company with net sales exceeding $16 billion.  Prior to this role, Dr. Bolles was Executive Vice President, Research, Quality and Innovation for ConAgra, championing the development and execution of multiple new and improved products, realizing incremental growth for ConAgra Foods and a multi-year pipeline to sustain and advance growth further.  Prior to joining ConAgra in 2006, Dr. Bolles served as Vice President, Worldwide R&D for PepsiCo Beverages and Foods, responsible for global R&D leadership for beverages (Pepsi, Gatorade, and Tropicana) and Quaker Foods including product, process, package and sensory R&D, Nutrition, Quality, and Scientific & Regulatory Affairs.  His prior employment was with Gerber Foods for over 8 years with his last role being its R&D Director, overseeing infant and toddler global research and development. Dr. Bolles currently serves on the board of directors at SunOpta, Inc. and Arcadia Biosciences, Inc.
Gregory S. Skinner (age 58) has been Chief Financial Officer since November 1999 and Vice President of Finance Administration since November 2000 and Executive Vice President of Finance and Administration since May 2019. From May 1996 to October 1999, Mr. Skinner served as Controller of the Company. From 1994 to 1996, Mr. Skinner was Controller of DNA Plant Technology and from 1988 to 1994 he was with Litton Electron Devices. Prior to joining Litton Electron Devices, Mr. Skinner was with Litton Industries, Inc. and Arthur Andersen & Company.

James G. Hall (age 55) has been President of Lifecore and a Vice President of the Company since June 2017. At Lifecore, Mr. Hall served as Vice President and General Manager from July 2013 to June 2017, Vice President of Operations from 2006 to 2013; Director of Manufacturing Operations and Engineering from 2001 to 2006; and the Manager of Engineering and Operations from 1999 to 2001. From 1995 until joining Lifecore in 1999, Mr. Hall was Manager of Pre-Clinical and Clinical supply for Protein Design Labs, a biotechnology company focusing on humanizing monoclonal antibodies.  Prior to joining Protein Design Labs in 1995, Mr. Hall held various engineering positions within Lifecore beginning in 1989.  Mr. Hall has over 29 years of pharmaceutical and combination product manufacturing and development experience.

Brian F. McLaughlin (age 65) has been the Chief Financial Officer of Curation Foods (formerly Apio) since August 2015. Mr. McLaughlin was Chief Financial Officer for Organicgirl from 2010 until August 2015. Prior to that he was Chief Financial Officer for EuroFresh Farms from 2008 until 2009, and Chief Financial Officer for Driscoll’s, Inc. from 2006 until 2007. From 1996 until 2006, Mr. McLaughlin served as Chief Financial Officer of Fresh Express, Inc. Prior to joining Fresh Express as Chief Financial Officer, Mr. McLaughlin spent 19 years in commercial banking, the majority of which was spent in corporate middle market and real estate development debt restructurings.

Parker Javid (age 50) has been Chief Customer & Sales Officer for Curation Foods, Inc. since May 2016 and Vice President of the Company since July 2018. Prior to joining the Company, Mr. Javid was the Vice President of Sales at Plum Organics, a division of Campbell Soup Company. Since joining the Company, Mr. Javid has been responsible for Sales Strategy, Sales and Operations Planning, Revenue Management, Customer Service and Logistics. Prior to that, Mr. Javid also held various positions in sales and supply chain at Henkel AG & Company in North America and globally.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock as of August 19, 2019 as to (i) each person who is known by the Company to beneficially own more than five percent of any class of the Company’s voting stock, (ii) each of the Company’s directors, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the “Named Executive Officers”), and (iv) all directors and executive officers as a group. The business address of each director and executive officer named below is c/o Landec Corporation, 5201 Great America Parkway, Suite 232, Santa Clara, CA 95054.

	Shares Beneficially Owned (1)
Name	Number of Shares of Common Stock		Percent of Total (2)
5% Stockholders
NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor Los Angeles, CA 90067	3,421,966	(3)	11.74%

Wynnefield Capital, Inc 450 Seventh Ave, #509 New York, NY 10123	2,795,300	(4)	9.59%

Dimensional Fund Advisors, L.P. 6300 Bee Cave Road, Building One Austin, TX 78746	2,405,825	(5)	8.25%

BlackRock, Inc 55 E. 52nd Street New York, NY 10055	1,884,319	(6)	6.47%

The Vanguard Group, Inc. PO Box 2600, V26 Valley Forge, PA 19482	1,812,483	(7)	6.22%

Russell Investments Group, Ltd. 1301 Second Avenue, 18th Floor Seattle, WA 98101	1,792,553	(8)	6.15%

Franklin Mutual Advisors, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078	1,516,452	(9)	5.20%

Executive Officers and Directors

Albert D. Bolles, Ph.D. President and Chief Executive Officer	21,502		*

Molly A. Hemmeter Former President and Chief Executive Officer	702,383	(10)	2.37%

Gregory S. Skinner Executive Vice President of Finance and Administration and Chief Financial Officer	383,665	(11)	1.31%

James G. Hall President of Lifecore Biomedical, Inc. and Vice President of Landec	106,652	(12)	*

Brian F. McLaughlin Chief Financial Officer of Curation Foods, Inc.	70,950	(13)	*

Parker Javid Chief Sales and Customer Officer of Curation Foods, Inc. and Vice President of Landec	50,430	(14)	*

	Shares Beneficially Owned (1)
Name	Number of Shares of Common Stock		Percent of Total (2)
Deborah Carosella, Director	13,026		*

Frederick Frank, Director	60,024		*

Nelson Obus, Director	2,823,215	(15)	9.69%

Tonia Pankopf, Director	36,037	(16)	*

Andrew Powell, Director	3,915		*

Catherine A. Sohn, Pharm.D., Director	39,331	(17)	*

Robert Tobin, Director	58,117		*

All directors and executive officers as a group (13 persons)	4,369,247	(18)	14.99%

* Less than 1%

(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of capital stock.

(2)
As of August 19, 2019, 29,146,293 shares of Common Stock were issued and outstanding. Percentages are calculated with respect to a holder of options exercisable within 60 days after August 19, 2019 as if such holder had exercised his options. Options held by other holders are not included in the percentage calculation with respect to any other holder.

(3)	This information is based on a Form 13F filed by NWQ Investment Management Company, LLC with the SEC showing such beneficial owner’s holdings as of June 30, 2019.

(4)	This information is based on a Form 13F filed by Wynnefield Capital, Inc with the SEC showing such beneficial owner’s holdings as of June 30, 2019.

(5)	This information is based on a Form 13F filed by Dimensional Fund Advisors LP with the SEC showing such beneficial owner’s holdings as of June 30, 2019.

(6)
This information is based on a Form 13F filed by ten institutions with the SEC: BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; BlackRock Advisors, LLC; BlackRock Investment Management, LLC; BlackRock (Netherlands) B.V.; Blackrock Financial Management, Inc; BlackRock Asset Management Canada Limited; Blackrock Asset Management Schweiz AG; Blackrock Asset Management Ireland Limited; BlackRock Investment Management (UK) Limited under the parent company BlackRock, Inc showing such beneficial owners’ holdings as of June 30, 2019.

(7)	This information is based on a Form 13F filed by The Vanguard Group, Inc. with the SEC showing such beneficial owner’s holdings as of June 30, 2019.

(8)	This information is based on a Form 13F filed by Russell Investments Group, Ltd. with the SEC showing such beneficial owner's holdings as of June 30, 2019.

(9)	This information is based on a Form 13F filed by Franklin Resources, Inc. with the SEC on behalf of Franklin Mutual Advisors, LLC showing such beneficial owner's holdings as of June 30, 2019.

(10)	This number includes 543,540 shares subject to outstanding stock options exercisable within 60 days after August 19, 2019.

(11)	This number includes 95,629 shares subject to outstanding stock options exercisable within 60 days after August 19, 2019.

(12)	This number includes 94,895 shares subject to outstanding stock options exercisable within 60 days after August 19, 2019.

(13)	This number includes 70,950 shares subject to outstanding stock options exercisable within 60 days after August 19, 2019.

(14)	This number includes 43,958 shares subject to outstanding stock options exercisable within 60 days after August 19, 2019.

(15)
This number includes 2,795,300 shares reported on Form 13F filed by Wynnefield Capital, Inc. showing such beneficial owner's holdings as of June 30, 2019. Mr. Obus is a General Partner of Wynnefield Capital, Inc.

(16)	This number includes 3,333 shares subject to outstanding stock options exercisable within 60 days after August 19, 2019.

(17)	This number includes 10,000 shares subject to outstanding stock options exercisable within 60 days after August 19, 2019.

(18)	This number includes an aggregate of 862,305 shares held by officers and directors that are subject to outstanding stock options exercisable within 60 days after August 19, 2019.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives and structure of our 2019 executive compensation program. This CD&A is intended to be read in conjunction with the tables which immediately follow this section, which provide further historical compensation information.
The following executive officers constituted our Named Executive Officers (“NEOs”) throughout the past fiscal year:

Dr. Albert Bolles[1]	President and Chief Executive Officer

Molly Hemmeter[1]	Former President and Chief Executive Officer

Gregory S. Skinner	Executive Vice President of Finance and Administration, and Chief Financial Officer

James G. Hall	Vice President of the Company and President of Lifecore

Brian McLaughlin	Chief Financial Officer of Curation Foods

Parker Javid	Vice President of the Company and Chief Customer & Sales Officer of Curation Foods
 (1) Ms. Hemmeter resigned from her position at the Company in May 2019. On May 23, 2019, Dr. Albert Bolles, who had previously served as one of our independent directors, became our CEO.

CD&A Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Establishing Executive Compensation	Section III
Compensation Competitive Analysis	Section IV
Elements of Compensation	Section V
Additional Compensation Practices and Policies	Section VI

I.     Executive Summary
Landec is going through a process of transformation, with a focus on actions that will drive and accelerate profitable growth going forward. While our overarching mission to develop and deliver innovative profitable products remains unchanged, we are in the process of honing our strategic plan to better accomplish these objectives. Under the guidance of our new President and Chief Executive Officer, Dr. Albert Bolles, we are continuing to grow our already profitable Lifecore business and are taking actions to simplify and streamline our Curation Foods business to drive profitable growth. These actions include five strategic pillars for profitable growth:

1)	Focus: We will manage fewer, high-impact projects that will drive positive EBITDA growth

2)
Innovation: We will demonstrate our commitment to the customer with on-trend plant-based food with 100% clean-ingredients from our core platforms: Eat Smart® salads and green beans, Cabo Fresh® and Yucatan® avocado products and O Olive Oil & Vinegar® premium artisan products

3)	Productivity: We will deliver ongoing savings by creating a culture of trust, respect and continuous improvement by clarifying employee roles and building highly accountable, productive teams

4)
Operational Excellence: We will implement an enterprise-wide operations management system to improve efficiencies throughout the supply chain and operations, with a network optimization, particularly with respect to Yucatan and Cabo Fresh operations in Mexico

5)	Sustainability: We are a mission-based company, and will continue to institute and follow business practices that respect people and the planet as part of our everyday culture.

Landec had many noteworthy accomplishments in fiscal year 2019:

1)We demonstrated strong financial performance: revenues increased 6% to $557.6 million and gross profit increased 3% to $81.0 million compared to fiscal year 2018, and net income per share from continuing operations was $0.07, including the impact of non-recurring charges.
2)Lifecore delivered another year of strong performance with revenues increasing 16% and EBITDA growing 13% compared to fiscal year 2018. This growth was driven by an increase in demand for commercial production and the expansion of our pipeline of development projects.
3)Lifecore continues to expand its overall capabilities and capacity to support its growing CDMO and Hyaluronic (HA) business. The recent completion of a new multi-purpose filing line, dedicated quality control lab and expansion of the secondary packaging area all enhance Lifecore’s ability to meet the ongoing demands of the business and expectations of customers while driving sustainable and profitable growth.
4)We completed the transformation of our food business from a packaged, fresh vegetables company to a higher-margin, natural foods business and changed its name to Curation Foods (formerly Apio).
Our compensation program has been structured by the Compensation Committee (the “Committee”) of the Board of Directors to reward and incentivize executives to create long-term, sustainable stockholder value growth through a focus on corporate, business unit, and individual achievement. The performance metrics used, and the goals set, are reflective of our business strategy. Highlights of our fiscal year 2019 compensation program include:
•Refined our performance-based long-term incentive program (LTIP)
Our new LTIP structure, introduced in 2017, is designed to deliver value to participants, aligned with our stockholders. For fiscal year 2019, LTIP awards were designed to be based upon the achievement of Earnings per Share (“EPS”) goals for fiscal year 2021. Beginning in fiscal year 2019, we have shifted this program from a cash-based program to a restricted stock unit (“RSU”)-based program, to better align with competitive market practices and to further strengthen the alignment between this program and the long-term interests of our stockholders.
•Effective long-term incentive (LTI) compensation mix
The Committee has structured the LTI as 50% performance-based RSUs, 30% time-based RSUs and 20% stock options.
•Continued use of a short-term incentive (STI) compensation metric
Our short-term incentive program is designed to focus our executives on the achievement of annual short-term objectives which we believe will drive the delivery of enhanced stockholder value over the long term. At Lifecore, 100% of the annual cash incentive award was based on achieving established targets for revenue and controllable income for the business. At Curation Foods, 80% of the annual cash incentive award was based on achieving established targets for revenues and controllable income for the business and 20% of the annual cash incentive award plan, was based on achieving pre-defined “cost-out” strategic goals for Curation Foods. The corporate performance in the annual cash incentive award plan was based on achieving established targets for revenues and controllable income for each business unit, achieving an expense budget target and achieving the Curation Foods “cost-out” goals.
•Revised peer group for fiscal year 2019
We made changes to our peer group this year to better reflect the evolution and transformation of Landec’s two businesses.
•Continued strong stockholder support for our pay program
Once again, we have received very strong support (over 98%) for our say-on-pay proposal. Our Committee is proud of this achievement and believes it is reflective of the stockholders’ support for our pay-for-performance philosophy and practice.

Components of Our Compensation Program

The Committee oversees our executive compensation program, which includes several compensation elements that have each been tailored to reward specific aspects of overall Landec and business line performance that the Board believes are central to delivering long-term stockholder value.

Base Salary
Base salaries are set to be competitive to the marketplace. Base salaries are not automatically adjusted annually but instead are adjusted when the Committee judges that a change is warranted due to changes in an executive officer’s responsibilities, demonstrated performance or relevant market data.

Short-Term Incentives
The annual cash incentive award plan is based on achieving established targets for revenues and controllable income for each business unit. Corporate executives have financials goals based on both Curation Foods and Lifecore business unit goals, as well as a corporate goal associated with achieving our operating budget.
In fiscal 2019, a portion of the annual cash incentive plan at Curation Foods was based on a “cost-out” strategic goal designed to focus employees on enhancing the profitability of that unit.

Long-Term Incentives
Long-term equity awards incentivize executives to deliver long-term stockholder value, while also providing a retention vehicle for our executives.
The LTI mix is currently 50% performance-based RSUs, 30% time-based RSUs and 20% stock options.

2019 Target Total Compensation

To promote our pay-for-performance philosophy, and align the interests of management and stockholders, our 2019 executive compensation program focused extensively on variable compensation components. For example, target pay for our former CEO (Ms. Hemmeter) for fiscal year 2019 consisted of nearly 70% variable, or “at risk”, incentive pay. This includes short-term cash incentives, as well as long-term incentives delivered as performance-based and time-based RSUs, and stock options.

Compensation Governance Practices
Our pay-for-performance philosophy and compensation governance practices provide an appropriate framework for our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some of our practices include:

Best Practices We Employ
Long-term focus. The majority of our executive compensation is tied to long-term performance.
Equity Ownership Guidelines. We have robust equity ownership guidelines of 5x salary for our CEO and 3x salary for other executive officers.

Equity Holding Requirements. We have implemented holding requirements for executives wherein each executive must retain at least 50% of equity granted until minimum share ownership requirements are achieved.

Clawback Policy. We have implemented a strong recoupment, or "clawback" policy, to recover incentive compensation in the event of certain restatements of the financial results of the Company.
No Excessive Benefits. Other than participation in benefit plans offered to all of our employees, we offer no other benefits to our executive officers.
No Section 280G Gross-ups. None of our executive officers are entitled to a Section 280G gross-up.
Director Independence. The Committee is made up entirely of independent directors.
Independent Compensation Consultant. The Committee retains an independent compensation consultant to advise on our executive compensation programs and practices.
Risk Assessment. We conduct an annual risk assessment of the compensation program.

 Say on Pay Voting Results

At the 2018 annual meeting of stockholders, our say-on-pay proposal received strong support, garnering support from 98% of shares cast. This is consistent with the voting results of 2017 and 2016, which had support levels of 96% and 98.4%, respectively. The Company is pleased with these results and believes that stockholders have confirmed our executive compensation philosophy, policies and programs. The Committee took these results into account by continuing to emphasize our pay-for-performance philosophy which utilizes performance measures that provide incentives to deliver value to our stockholders.

II.     Compensation Philosophy and Objectives

Landec’s compensation program is intended to meet three principal objectives:

1)	attract, retain and reward officers and other key employees;

2)	motivate these individuals to achieve the Company’s short-term and long-term strategic goals; and

3)	align the interests of our executives with those of our stockholders.
The compensation program is designed to balance an executive’s achievements in managing the day-to-day business and addressing shorter-term challenges facing the Company and its subsidiaries, such as the effects of weather-related disruptions and competitive pressures, with incentives to achieve our long-term goal of increasing profitability in our food and biomaterials businesses by creating innovative products that support people’s individual health and wellness goals.
The above policies guide the Committee in assessing the proper allocation among long-term compensation, current cash compensation and short-term bonus compensation. Other considerations include Landec’s business objectives, its fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends and regulatory requirements.
III.     Establishing Executive Compensation
Landec’s executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with applicable NASDAQ, SEC and Internal Revenue Code of 1986 (the “Code”) rules. The Committee operates under a written charter adopted by our Board of Directors. A copy of the Committee’s charter is available at www.landec.com.
In determining the particular elements of compensation that are used to implement Landec’s overall compensation policies, the Committee takes into consideration a number of objective factors related to Landec’s performance, such as earnings per share, profitability, revenue growth and business-unit-specific operational and financial performance, as well as the competitive practices among its peer group. The Committee evaluates the Company’s financial and strategic performance in the context of determining compensation as well as the individual performance of each Named Executive Officer.
The Committee meets regularly to review overall executive compensation. The Committee also meets with Landec’s President and Chief Executive Officer and other executives to obtain recommendations with respect to Company compensation programs, practices and packages for executives and other employees. The Chief Executive Officer makes recommendations to the Committee on the base salary, bonus targets and equity compensation for the executive team and other employees, but not for herself or himself. The Committee, however, has the ultimate responsibility for determining executive compensation, which is recommended to the Board of Directors for its final approval.
Role of the Compensation Consultant
For fiscal year 2019, the Committee retained Radford Consulting, an Aon company, to provide consulting services to the Committee, including advice on compensation philosophy, incentive plan design, executive compensation analysis, and CD&A disclosure, among other compensation topics. Radford provides no services to the Company other than consulting services provided to the Committee.
The Committee has conducted a specific review of its relationship with Radford and determined that Radford’s work for the Committee does not raise any conflicts of interest. Radford’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Act, the SEC and NASDAQ.

IV.      Compensation Competitive Analysis
Our Committee uses peer group information to provide context for its compensation decision-making for our executive officers. The Committee monitors the peer group to assess its appropriateness as a source of competitive compensation data and reassesses the relevance of the peer group as needed. In an effort to more accurately reflect the significant portion of the Company’s business attributable to Curation Food’s operations, the peer group has been adjusted and simplified over the years, to allow for comparisons on how these peers address the volatility and unpredictability of financial results as well as to assess competitive pay levels in the food and life sciences industries.
Fiscal Year 2019 Peers
To assist in determining compensation for fiscal year 2019, Radford helped the Committee to identify companies similar to Landec with respect to sector, market capitalization and revenue to provide a broad perspective on competitive pay levels and practices.

•	Sector: Healthcare, consumer staples, contract development and manufacturing organizations, and excluding companies within the chemical industry.

•	Revenue: Revenue between $250 million and $1.3 billion, which is 0.5x to 2.5x of Landec’s fiscal year 2019 revenue.

•	Market Capitalization: Range between $100 million and $1 billion, which is 0.3x to 3x of Landec’s fiscal year 2019 market capitalization.
Using these criteria, the following 14 companies were determined to comprise the Company's 2019 peer group:

Calavo Growers	The Simply Good Foods Company
Farmer Bros.	Anika Therapeutics
J&J Snack Foods	CryoLife
John B. Sanfilippo & Son	Lantheus
Lancaster Colony	Medpace
Limoneira Company	Surmodics
Seneca Foods	SunOpta
Peer group data is gathered with respect to base salary, bonus targets and all equity and non-equity awards (including stock options, performance shares, restricted stock and long-term, cash-based awards).
The Committee does not benchmark compensation to a particular level, but rather uses competitive market data as one reference point among several when determining appropriate pay levels. On an overall basis, Landec’s goal is to target total compensation for Named Executive Officers at a level that is competitive with the 50th percentile within the selected peer group for the Named Executive Officers, but other important considerations include each executive's particular experience, unique and critical skills, scope of responsibilities, proven performance, succession management and retention considerations, and the need to recruit new executives. The Committee analyzes base pay, target cash compensation and target total direct compensation within this broader context.
V.     Elements of Compensation
As outlined above, there are three major elements that comprise Landec’s compensation program: (i) base salary; (ii) annual cash incentive opportunities; and (iii) long-term incentives, in the form of stock options and/or RSU awards, as well as long-term, performance-based RSUs.
Base Salaries
The base salaries of executive officers are set at levels intended to be competitive with those companies in our peer group with which we compete for executive talent. In determining base salary, the Committee also considers factors such as:

•	job performance

•	skill set

•	prior experience

•	the executive’s time in his or her position with Landec

•	internal consistency regarding pay levels for similar positions or skill levels within the Company

•	external pressures to attract and retain talent, and

•	market conditions generally.

Base salaries are not adjusted annually but are generally adjusted when the Committee judges that a change is warranted by a change in an executive officer’s responsibilities, demonstrated performance or relevant market data.

In fiscal years 2019 and 2018, annual base salaries for our named executive officers were as follows:

Name	FY 2019	FY 2018	% Change
Albert D. Bolles, Ph. D. (1)	$620,000	$—	n/a
Molly A. Hemmeter	$525,000	$525,000	0.0%
Gregory S. Skinner	$380,000	$380,000	0.0%
James G. Hall	$293,600	$285,000	3.0%
Brian F. McLaughlin (1)	$285,000	$—	n/a
Parker Javid (1)	$283,000	$—	n/a
(1) - Dr. Bolles, Mr. McLaughlin and Mr. Javid became NEOs in fiscal year 2019.
Annual Cash Incentive Award Plan
Landec maintains an annual cash incentive award plan (the “Cash Incentive Award Plan”) for senior executives to encourage and reward achievement of Landec’s business goals and to assist Landec in attracting and retaining executives by offering an opportunity to earn a competitive level of compensation. This plan is consistent with our overall pay-for-performance philosophy and our goal of attracting and retaining top level executive officers in the industry.
In keeping with our pay for performance philosophy, a portion of our executive’s annual compensation is “at risk” compensation. This has resulted in most of our NEOs not receiving any annual cash incentive award or only a portion of their targeted award in recent years.
Award targets are set as a percentage of base salary. Incentive award targets and ranges are typically set early in each fiscal year, together with specific criteria for corporate, business unit and individual objectives. The overall corporate and business unit objectives are intended to be challenging but achievable. Such objectives are based on actual performance compared to predetermined financial performance targets, which are weighted depending upon whether the employee is a member of a business unit or the corporate staff. Incentive award targets and criteria for executive officers are subject to approval by the Committee.
Fiscal Year 2019 Cash Incentive Award Plan
At the beginning of fiscal year 2019, the Committee approved the 2019 Cash Incentive Award Plan for the year which included financial objectives for each business unit and at the corporate level on a consolidated basis. The financial objectives were based on the internally-developed financial plan for the fiscal year. The 2019 Cash Incentive Award Plan was based on established targets for revenues and controllable income for each business unit. For executives at Curation Foods, 80% of the target opportunity was based on achieving revenue and controllable income targets for Curation Foods, while 20% was based on pre-determined “cost-out” goals which were aligned with our objective of driving profitability within that unit. For executives at Lifecore, the target opportunity was based entirely on achieving revenue and controllable income targets for Lifecore. At the corporate level, 80% of the target opportunity was based on achievement of revenue and controllable income goals by the business units (45% on Curation Foods and 45% on Lifecore) and 10% of the 80% was also based upon the achievement of consolidated corporate expense budget goals. The other 20% was based on the achievement of the cost out goals at Curation Foods.
For fiscal year 2019, the target cash incentive award was 100% of base salary for Ms. Hemmeter, and the other Named Executive Officers’ target incentive awards ranged from 40% to 60% of their base salary.
Given the timing of Dr. Bolles’ election as President and Chief Executive Officer in the last week of fiscal 2019, he did not participate in the fiscal year 2019 Annual Cash Incentive Plan but will have a cash incentive bonus target of 100% of his base salary in fiscal year 2020.
Performance Goals
In fiscal year 2019, performance measures were broken into two categories:
Financial goals: target revenues, controllable income and expense budget
Strategic goals: “Cost-out” goals at Curation Foods
For Lifecore executives, financial goals are based on a matrix of revenues and controllable income goals for the Lifecore business. Likewise, for Curation Foods executives, financial goals are based on a matrix of revenues and controllable income goals for the Curation Foods business.

For corporate executives, financial goals were split as follows:

•	(45%) based on the Lifecore matrix of revenue and controllable income goals

•	(45%) based on the Curation Foods matrix of revenue and controllable income goals

•	(10%) based on achievement of fiscal year 2019 expense budget
For each executive, 2019 performance goal weightings were as follows:

	"Cost-Out Goals" (20%)	Financial Goals (80%)
		Corporate	Lifecore	Curation
Molly A. Hemmeter	20%	8%	36%	36%
Gregory S. Skinner	20%	8%	36%	36%
James G. Hall	—%		100%
Brian F. McLaughlin	20%			80%
Parker Javid	20%			80%
The following table highlights the target financial goals for each business as well as the actual financial performance in the past fiscal year. For each financial goal, threshold and maximum achievement are set at 80% and 130% of the target, respectively, with 5% increments in between.

Business Line	Metric	Target	Actuals
Lifecore	Revenue	$76.0 M	$75.9 M
	Controllable Income	$19.7 M	$20.0 M
Curation Foods	Revenue	$492.5 M	$481.7 M
	Controllable Income	$14.0 M	$2.0 M

Fiscal Year 2019 Earned Incentives
Based on the metrics and actual performance described above, the Named Executive Officers’ target incentive awards and actual amounts earned for fiscal year 2019 were as follows:

Name	Target as % of Base Salary	Target ($)	Actual Earned 2019 Incentive Award ($)
Molly A. Hemmeter	100%	$525,000	$366,253
Gregory S. Skinner	60%	$228,000	$159,058
James G. Hall	50%	$146,800	$152,478
Brian F. McLaughlin	40%	$114,000	$26,129
Parker Javid	40%	$113,200	$25,968

 Long-Term Incentive Compensation
Landec provides long-term incentive compensation through equity-based and cash-based awards intended to align the interests of officers with those of the stockholders by creating an incentive for officers to maximize long-term stockholder value. At the same time, our long-term awards are designed to encourage officers to remain employed with Landec despite a competitive labor market in our industry.
Award Types
Awards to eligible employees, including Named Executive Officers, are generally made on an annual basis. Equity-based awards typically take the form of stock options and RSUs. The RSUs typically vest on the third anniversary of the grant date and the stock options typically vest monthly over the 36 months following the grant date, other than an employee’s initial stock option award which provides that one-third vests on the first anniversary of the grant date and then 1/36th per month thereafter. We also grant performance-based RSUs under the LTIP.

Landec grants stock options because they can be an effective tool for meeting Landec’s compensation goal of increasing long-term stockholder value. Employees are able to profit from stock options only if Landec’s stock price increases in value over the stock option’s exercise price. Landec grants RSUs because they provide a more predictable value to employees than stock options, and therefore are efficient tools in retaining and motivating employees, while also serving as an incentive to increase the value of Landec’s stock. RSUs also can be a more efficient means of using equity plan share reserves because fewer RSUs are needed to provide a retention and incentive value as compared to awards of stock options. Finally, fiscal year 2019 performance-based RSUs provide an incentive vehicle directly linked to reaching or exceeding Earnings per Share (“EPS”) goals.
Equity Grants in Fiscal Year 2019
In general, long-term incentive awards granted to each executive officer are determined based on a number of qualitative factors, considered holistically, including an analysis of competitive market data, the officer’s degree of responsibility, general level of performance, ability to affect future Company performance, salary level and recent noteworthy achievements, as well as prior years’ awards.
During fiscal year 2019, the Committee granted time-based equity awards to our executive officers in the form of stock options and RSUs. The RSUs will vest on the third anniversary of the grant date and the stock options will vest monthly over the 36 months following the grant date.

Name	Stock Options (#)	RSUs (#)
Albert D. Bolles, Ph.D. (1)	162,000	55,000
Molly A. Hemmeter	42,500	14,167
Gregory S. Skinner	18,550	6,183
James G. Hall	16,875	12,625
Brian F. McLaughlin	42,089	—
Parker Javid	11,250	3,750

(1)	Reflects award made to Dr. Bolles upon his election as President and Chief Executive Officer.
Additionally, certain executive officers, including Molly Hemmeter, Gregory Skinner and James Hall received performance-based RSUs based on the Company’s earnings per share (“EPS”) for fiscal year 2021. These performance-based RSUs will be settled in shares of common stock of the Company based upon the Company’s actual EPS for fiscal year 2021 meeting or exceeding the specified target EPS. Given that he was not elected as President and Chief Executive Officer until the last week of fiscal year 2019, Dr. Bolles did not receive any performance-based RSUs in fiscal year 2019. Dr. Bolles is entitled to receive performance-based RSUs in fiscal year 2020 at such time as the Board of Directors approves the Long Term Incentive Plan for fiscal year 2020.
Executives may receive between 50% and 150% of their individual target amount of RSUs. The following grants of performance-based RSUs were granted to our named executive officers in fiscal year 2019:

Name	Performance-based RSUs (#)
Albert D. Bolles, Ph. D.	—
Molly A. Hemmeter	22,794
Gregory S. Skinner	9,930
James G. Hall	9,045
Brian F. McLaughlin	—
Parker Javid	3,631

The Company believes that disclosure of our pre-determined Target EPS for fiscal year 2021, which is based on our five-year strategic plan, would cause the Company substantial competitive harm. However, the payout scale will be as follows:

Actual EPS as a % of Target EPS	% of Individual Target Amount Paid
150% and above	150%
115%	115%
100%	100%
90%	75%
80%	50%
less than 80%	0%

VI.     Additional Compensation Policies and Practices
Clawback Policy
In May 2014, the Board of Directors adopted an executive compensation clawback policy, which provides for recoupment of executive incentive compensation in the event of certain restatements of the financial results of the Company. Under the policy, in the event of a substantial restatement of the Company’s financial results due to material noncompliance with financial reporting requirements, if the Board of Directors determines in good faith that any portion of a current or former executive officer’s incentive compensation was paid as a result of such noncompliance, then the Company may recover that portion of such compensation that was based on the erroneous financial data. In determining whether to seek recovery of compensation, the Board of Directors or the Committee may take into account any considerations it deems appropriate, including whether the assertion of a claim may violate applicable law or adversely impact the interests of the Company in any related proceeding or investigation, the extent to which the executive officer was responsible for the error that resulted in the restatement, and the cost and likely outcome of any potential litigation in connection with the Company’s attempts to recoup such compensation.
Transactions in Company Securities
Our insider trading policy prohibits employees and directors from engaging in any speculative or hedging transactions in our securities. We prohibit hedging transactions such as puts, calls, collars, swaps, forward sale contracts, and similar arrangements or instruments designed to hedge or offset decreases in the market value of our securities without the written permission of the Board of Directors.
Executive Stock Ownership Requirements
To promote a focus on long-term growth and to align the interests of the Company’s officers and directors with those of its stockholder, the Board of Directors has adopted stock ownership guidelines requiring certain minimum ownership levels of Common Stock, based on position:

Position	Requirement
Chief Executive Officer	5x base salary
Other executive officers	3x base salary
Non-executive directors	3x annual retainer

For purposes of the guidelines, the value of a share of Common Stock is measured as the greater of (i) the then current market price or (ii) the closing price of a share of Common Stock on the date when the stock was acquired, or the vesting date in the case of RSUs.
Newly-appointed executive officers have five years from the date they are appointed or promoted to meet these guidelines. In the event of an increase in base salary, the executive officer will have two years from the date of the increase to acquire any additional shares or RSUs needed to meet the guidelines. Until the required ownership level is reached, executive officers are required to retain 50% of net shares acquired upon any future vesting of RSUs and/or exercise of stock options, after deducting shares used to pay any applicable taxes and/or exercise price.

Nonqualified Deferred Compensation Plan
On July 25, 2013, the Board approved the Nonqualified Deferred Compensation Plan (the “Deferral Plan”) for non-employee directors and certain participating employees, including the Named Executive Officers. The Deferral Plan is administered by a committee consisting of the Chief Executive Officer and the Chief Financial Officer of the Company or persons designated by them. The Deferral Plan allows non-employee directors to defer up to 100% of the fees earned for their service as director and allows participating employees to defer up to 50% of their base salary and up to 100% of their annual cash bonus. Any amounts deferred by a participating employee are invested on behalf of the participating employee, and any investment returns earned thereon are credited to the participating employee’s account. Investment options are determined by the committee that administers the Deferral Plan. Each participating employee may designate the investment option or options for his or her account and may change those investment options at any time.
A participating employee may elect to receive distributions from his or her account beginning in a specified payment year no sooner than three years after the calendar year to which the deferred compensation relates, to be paid in a lump sum or in annual installments not to exceed ten years, according to the participating employee’s election. This election is made at the time when the participating employee makes an election to defer compensation. The participating employee may subsequently elect to delay the year in which deferred compensation is paid, provided that such election must be made at least 12 months before the year in which payment was previously scheduled to occur, must specify a new payment year that is at least five years after the year in which payment was to be made and will not take effect for 12 months. A participating employee will also receive distributions upon the occurrence of certain events specified in Deferral Plan, including termination of employment.
The Company has the discretion, but not the obligation, to make contributions to the Deferral Plan for the benefit of the participating employees, subject to the terms and conditions of the Deferral Plan.
401(k) Plan and Other Generally Available Benefit Programs
Landec maintains a tax-qualified 401(k) plan which provides for broad-based employee participation. Under the 401(k) Plan, all Landec employees are eligible to receive matching contributions from Landec. The 401(k) Plan is a safe harbor plan (as defined in the Code) with a safe harbor match of 100% on the first 3% of deferrals and 50% on the next 2% of each participant’s pretax contributions; and the match is calculated and paid to participants’ accounts on a payroll-by-payroll basis, subject to applicable federal limits. The 401(k) Plan does not have an associated vesting schedule. Landec also makes an annual “reconciling match” by recalculating the regular matching contribution as if it were paid on an annualized, instead of payroll-by-payroll, basis. If the annualized matching contribution would have been higher, Landec makes a contribution to the participant’s account in an amount equal to the difference between the two amounts. Other than the 401(k) Plan, Landec does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees.
Landec also offers a number of other benefits to the Named Executive Officers pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs, educational assistance and certain other benefits.
The 401(k) Plan and other generally available benefit programs allow Landec to remain competitive with respect to employee talent, and Landec believes that the availability of the benefit programs generally enhances employee productivity and loyalty to Landec. The main objectives of Landec’s benefit programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals and enhanced health and productivity. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.
Employment Agreements
Chief Executive Officer
On May 23, 2019, the Company entered into an executive employment agreement with Dr. Bolles setting forth the terms of his employment. This agreement expires on May 29, 2022 unless renewed or extended by both parties and provides that Dr. Bolles shall be paid an annual base salary of $620,000 and will participate in the annual Cash Incentive Award Plan and the LTIP. At the time of hire on May 23, 2019, Dr. Bolles was granted an option to purchase 162,000 shares of Common Stock and 55,000 RSUs. Dr. Bolles is also eligible for grants of equity-based awards at such times and in such amounts as determined by the Committee. See the section entitled “Employment Contracts and Potential Payments upon Termination or Change in Control” for a further discussion of the terms of this Agreement.

In making decisions with respect to Dr. Bolles’ salary, target bonus and equity compensation grant, the Committee relied on the peer group data described above and gave considerable weight to the Chief Executive Officer’s ability to drive performance necessary to achieve our transformational corporate objectives and to deliver value to our shareholders.

Chief Financial Officer
On January 31, 2019, the Company entered into a new executive employment agreement with Mr. Skinner setting forth the terms of his employment. This agreement expires on December 31, 2021 unless renewed or extended by both parties and provides that Mr. Skinner shall be paid an annual base salary of $380,000 (which was increased to $418,000 effective at the beginning of fiscal year 2020) and will continue to participate in the annual Cash Incentive Award Plan and the LTIP. Mr. Skinner is also eligible for grants of equity-based awards at such times and in such amounts as determined by the Committee. See the section entitled “Employment Contracts and Potential Payments upon Termination or Change in Control” for a further discussion of the terms of this Agreement.
In making decisions with respect to base salary for Named Executive Officers other than the CEO, the Committee reviews peer group data as described above and takes into account the date of the most recent adjustment in the base pay of each Named Executive Officer.
Compliance with Internal Revenue Code Section 162(m)
The Committee considers the deductibility of executive compensation under Section 162(m) of the Code in designing, establishing and implementing our executive compensation policies and practices. Section 162(m) generally prohibits the Company from deducting any compensation over $1 million per taxable year paid to certain of the Company’s Named Executive Officers unless, under tax laws in effect prior to January 1, 2018, such compensation is treated as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Tax Cuts and Jobs Act (the “Tax Act”) among other changes, repealed the exception from the deduction limit under Section 162(m) for performance-based compensation effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that are not materially modified after that date. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Act, including the uncertain scope of the transition relief adopted in connection with repealing Section 162(m)’s performance-based compensation exception, no assurance can be given that previously granted compensation intended to satisfy the requirements for performance-based compensation will in fact qualify for such exception. The Committee may administer any awards granted prior to November 2, 2017 which qualify as performance-based compensation under Section 162(m), as amended by the Tax Act, in accordance with the transition rules applicable to binding contracts in effect on November 2, 2017, and will have the sole discretion to revise compensation arrangements to conform with the Tax Act and the Committee’s administrative practices. In addition, the Committee reserves the right to modify compensation that was initially intended to be exempt from the Section 162(m) deduction limit when it was granted if the Committee determines that such modifications are consistent with our business needs. In determining the form and amount of compensation for our named executive officers, the Committee will continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m).
While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
In addition, the Committee reserves the right to authorize compensation payments that may be in excess of the limit when the Committee believes such payments are appropriate and in the best interest of Landec and its stockholders, after taking into consideration changing business conditions and the performance of its employees.
Compensation Committee Interlocks and Insider Participation

The Committee is composed of Dr. Sohn (Chairperson), Ms. Carosella, Mr. Obus and Mr. Powell; before his election as President and Chief Executive Officer, Dr. Bolles also served as a member of the Committee. During fiscal year 2019, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Committee. None of the Committee’s current members has at any time been an officer or employee of Landec. None of Landec’s executive officers currently serve, or in the past fiscal year have served, as members of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Landec’s Board of Directors or the Committee.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Landec specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2019. Based on the review and discussions, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in Landec’s Proxy Statement for its 2019 Annual Meeting of Stockholders and incorporated into our Annual Report on Form 10-K for the fiscal year ended May 26, 2019.
This report is submitted by the Committee:
Catherine A. Sohn, Pharm. D. (Chairperson)
Deborah Carosella
Nelson Obus
Andrew Powell

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation

The following table shows compensation information for fiscal years 2019, 2018 and 2017 for the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)(3)(4)	All Other Compensation ($) (4)	Total ($)
Albert D. Bolles, PhD. (5)	2019	4,769	574,246	348,451	—	77,500	1,004,966
President and Chief
Executive Officer

Molly A. Hemmeter (6)	2019	525,000	124,242	85,146	366,253	655,464	1,756,105
Former President and Chief	2018	525,000	189,750	128,086	436,201	13,662	1,292,699
Executive Officer	2017	475,000	1,221,703	337,256	331,088	19,896	2,384,943

Gregory S. Skinner	2019	380,000	231,222	63,711	159,058	11,960	845,951
Executive Vice President of Finance and Administration	2018	380,000	88,550	59,773	189,436	11,175	728,934
and Chief Financial Officer	2017	380,000	245,999	—	158,922	10,975	795,896

James G. Hall	2019	293,600	310,965	57,958	148,200	13,746	824,469
President of Lifecore and	2018	285,000	350,000	232,245	146,838	14,331	1,028,414
Vice President of Landec

Brian F. McLaughlin	2019	285,000	—	131,458	26,129	40,398	482,986
Chief Financial Officer
of Curation Foods, Inc.

Parker Javid	2019	283,000	100,144	38,639	25,968	12,940	460,691
Chief Sales and Customer Officer of Curation
Foods, Inc. and Vice President of Landec

(1)
Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the aggregate grant date fair value of RSUs granted during fiscal year 2019 computed for financial statement reporting purposes in accordance with ASC 718. The assumptions used to calculate the value of the RSU awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 26, 2019. In accordance with SEC rules, these amounts exclude estimates of forfeitures in the case of awards with service-based vesting conditions.

(2)
Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the aggregate grant date fair value of stock options granted during fiscal year 2019 computed for financial statement reporting purposes in accordance with ASC 718. The assumptions used to calculate the value of stock option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 26, 2019. In accordance with SEC rules, these amounts exclude estimates of forfeitures in the case of awards with service-based vesting conditions.

(3)
Amounts consist of bonuses earned for meeting and/or exceeding financial performance targets in fiscal years 2019, 2018 and 2017 under the Company’s annual Cash Incentive Award Plans. The bonus earned by Mr. Skinner in fiscal year 2019 was deferred by him pursuant to the Deferral Plan.

(4)
Amounts consist of Company-paid life insurance and an employer 401(k) match for all Named Executive Officers. The amount shown for Mr. Hall also include Company-paid disability insurance for which Mr. Hall is the beneficiary. The amounts shown for Mr. McLaughlin also include temporary housing allowance. The amounts shown for Ms. Hemmeter also include $525,000 in severance pay and $46,000 in COBRA and health insurance benefits.

(5)
Dr. Bolles became President and Chief Executive Officer of the Company on May 23, 2019. His annual base salary is $620,000, but only $4,769 was paid to him in fiscal year 2019. In addition, Dr. Bolles received $60,000 in RSUs and $77,500 in cash compensation for his services as a non-employee director in fiscal year 2019, which are included in “Stock Awards” and “All Other Compensation”, respectively.

(6)
On May 23, 2019, Ms. Hemmeter resigned from her position as President and CEO. As a result of the termination of her employment, Ms. Hemmeter received certain severance benefits, the details of which have been provided under the heading “Former Chief Executive Officer” below.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the Named Executive Officers during fiscal year 2019. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the “Outstanding Equity Awards at Fiscal 2019 Year-End” table on the following page.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (3)
	Grant	Threshold	Target	Maximum
Name	Date	($)	($)	($)
Albert D. Bolles, Ph.D.		—	—	N/A	—	—	—	—
	5/23/2019				55,000	—	—	514,250
	5/23/2019				—	162,000	9.35	348,451
	5/30/2018				4,240	—	—	59,996
Molly A. Hemmeter		—	525,000	N/A	—	—	—	—
	7/25/2018				8,658	—	—	124,242
	7/25/2018				—	24,791	14.35	85,146
Gregory S. Skinner		—	228,000	N/A	—	—	—	—
	7/25/2018				6,183	—	—	88,726
	7/25/2018				9,930	—	—	142,496
	7/25/2018				—	18,550	14.35	63,711
James G. Hall		—	146,800	N/A	—	—	—	—
	7/25/2018				12,625	—	—	181,169
	7/25/2018				9,045			129,796
	7/25/2018				—	16,875	14.35	57,958
Brian F. McLaughlin		—	114,000	N/A	—	—	—	—
	1/30/2019				—	30,839	12.76	92,819
	7/25/2018				—	11,250	14.35	38,639
Parker Javid		—	113,200	N/A	—	—	—	—
	7/25/2018				3,631			46,332
	7/25/2018				3,750	—	—	53,813
	7/25/2018				—	11,250	14.35	38,639

(1)
Amounts shown are estimated payouts for fiscal year 2019 to the Named Executive Officers under the 2019 Cash Incentive Award Plan. The target amount is based on a percentage of the individual’s fiscal year 2019 base salary. All executives received a cash incentive award for fiscal year 2019. For more information on these awards, including the amount actually paid, see “Compensation Discussion and Analysis-Annual Cash Incentive Award Plan.”

(2)
The 9,930 RSUs and 9,045 RSUs granted to Messrs. Skinner and Hall, respectively, on July 25, 2018 are performance-based RSUs, and the target amounts and maximum amounts for these awards are set forth above in Section V of the CD&A.

(3)
The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to ASC 718. Stock awards consist only of RSUs. The exercise price for all options granted to the Named Executive Officers is 100% of the fair market value of the Common Stock on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the Common Stock at such date in the future when the option is exercised. All options vest at the rate of 1/36th per month and therefore all options are fully vested three years after the date of grant. RSUs typically vest on the third anniversary of the date of grant.

Equity Awards

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal year 2019. The awards for fiscal year 2019 identified in the table below are also reported in the “Grants of Plan-Based Awards” table.

Outstanding Equity Awards at Fiscal 2019 Year End

		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares Or Units of Stock That Have Not Vested
Name		Exercisable	(#) (1)	($)	Date	(#) (2)	($) (3)
Albert D. Bolles, Ph.D.	5/23/2019	—	162,000	9.35	5/23/2026	59,240	558,041

Molly A. Hemmeter	7/25/2018	24,791	—	14.35	11/19/2019	—	—
	10/19/2017	38,749	—	12.65	11/19/2019	—	—
	7/21/2016	150,000	—	11.35	11/19/2019	—	—
	5/28/2015	300,000	—	14.39	11/19/2019	—	—
	6/7/2013	30,000	—	14.30	11/19/2019	—	—

Gregory S. Skinner	7/25/2018	5,152	13,398	14.35	7/25/2025	16,113	151,784
	10/19/2017	11,083	9,917	12.65	10/19/2024	7,000	65,940
	5/28/2015	45,000	—	14.39	5/28/2022	—	—
	6/7/2013	30,000	—	14.30	6/7/2020	—	—

James G. Hall	7/25/2018	4,687	12,188	14.35	7/25/2025	14,670	138,191
	6/1/2017	47,916	27,084	14.00	6/1/2024	25,000	235,500
	5/25/2016	15,000	—	11.36	5/25/2023	—	—
	5/28/2015	15,000	—	14.39	5/28/2022	—	—

Brian F. McLaughlin	1/30/2019	8,566	22,273	12.76	1/30/2026	—	—
	7/25/2018	3,125	8,125	14.35	7/25/2025	—	—
	10/19/2017	7,916	7,084	12.65	10/19/2024	5,000	47,100
	5/25/2016	15,000	—	11.36	5/25/2023	—	—
	10/15/2015	30,000	—	12.78	10/15/2022	—	—

Parker Javid	1/30/2019	—	—	—	—	3,631	34,204
	7/25/2018	3,125	8,125	14.35	7/25/2025	3,750	35,325
	10/19/2017	7,916	7,084	12.65	10/19/2024	5,000	47,100
	5/25/2016	30,000	—	11.36	5/25/2023	—	—

(1)
All options vest at the rate of 1/36 per month over a three-year period from date of grant, other than the option for 300,000 shares granted to Molly Hemmeter on May 28, 2015 and the option for 162,000 shares granted to Albert D. Bolles, Ph.D., which vest at the rate of 1/3 on first anniversary of the date of grant and then 1/36 monthly thereafter. Ms. Hemmeter resigned from her position at the Company in May 2019. As a result of her termination of employment with the Company, Ms. Hemmeter received certain severance benefits including the acceleration of vesting of certain RSUs and options previously granted, the details of which are provided under the heading “Former Chief Executive Officer” below.

(2)	The RSUs typically vest on the third anniversary of the date of grant.

(3)	Value is based on the closing price of the Common Stock of $9.42 on May 26, 2019 as reported on the Nasdaq Global Select Market.

Option Exercises and Stock Vested

The following table shows all stock options exercised and the value realized upon exercise and the number of stock awards vested and the value realized upon vesting by the Named Executive Officers during fiscal year 2019.

Option Exercises and Stock Vested For Fiscal 2019

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of shares withheld to cover exercise price and taxes (#) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of shares withheld to cover taxes (#) (2)
Albert D. Bolles, Ph.D.	—	—	—	—	—	—
Molly A. Hemmeter	—	—	—	50,000	467,500	17,290
	—	—	—	50,000	702,500	24,790
	—	—	—	23,703	334,449	11,751
	—	—	—	12,917	120,774	4,466
	—	—	—	8,658	80,952	2,993
Gregory S. Skinner	—	—	—	8,913	125,762	—
James G. Hall	—	—	—	7,000	67,620	2,207
	—	—	—	5,000	47,100	1,511
Brian F. McLaughlin	—	—	—	10,000	130,300	3,458
	—	—	—	5,000	47,100	1,837
	—	—	—	3,775	53,265	1,305
Parker Javid	—	—	—	10,000	94,200	3,528

(1)
The value realized equals the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	Indicates shares withheld at the election of the Named Executive Officer to cover the exercise price and/or the taxes owed on the exercise of the option or the vesting of the stock award.

Nonqualified Deferred Compensation

The following table shows all compensation deferred by the Named Executive Officers, and earnings on such deferred compensation, under the Deferral Plan during fiscal year 2019.

Nonqualified Deferred Compensation

Name	Executive Contributions in Fiscal Year 2019 ($) (1)	Registrant Contributions in Fiscal Year 2019 ($)	Aggregate Earnings in Fiscal Year 2019 ($) (2)	Aggregate Withdrawals in Fiscal Year 2019 ($)	Aggregate Balance at End of Fiscal Year 2019 ($)
Albert D. Bolles, Ph.D.	—	—	—	—	—
Molly A. Hemmeter	—	—	—	—	—
Gregory S. Skinner (3)	159,058	—	—	—	159,058
James G. Hall	—	—	—	—	—
Brian F. McLaughlin	—	—	—	—	—
Parker Javid	—	—	—	—	—

(1)	Contributions reported in this column are reported as compensation in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Amounts reported in this column represent the aggregate earnings accrued and credited to a Named Executive Officer’s account during fiscal year 2019.

(3)	The bonus earned by Mr. Skinner in fiscal year 2019 was deferred by him pursuant to the Deferral Plan.

Employment Contracts and Potential Payments upon Termination or Change in Control
Employment Contracts
Chief Executive Officer
On May 23, 2019, the Company entered into an executive employment agreement with Dr. Bolles, (the “Bolles Agreement”) setting forth the terms of his employment. The Bolles Agreement expires on May 29, 2022 unless renewed or extended by both parties, and provides that Dr. Bolles shall be paid an annual base salary of $620,000 through the term of the Bolles Agreement (unless modified by the Compensation Committee), and participate in the annual Cash Incentive Award Plan and LTIP. Dr. Bolles is also eligible for grants of equity-based awards at such times and in such amounts as determined by the Compensation Committee.
 The Bolles Agreement provides that upon his death or disability, the Company shall pay Dr. Bolles or his estate his unpaid base salary and the pro rata portion of his annual cash incentive award through the date of termination.
 Dr. Bolles agreed, as part of the Bolles Agreement, not to solicit, induce, recruit, encourage or take away employees or consultants of the Company for a period of two years following his termination. In addition, Dr. Bolles agreed not to solicit any licensor to or customer of the Company for a period of two years following his termination.
Chief Financial Officer
 On January 31, 2019, the Company entered into a new executive employment agreement with Mr. Skinner (the “Skinner Agreement”) setting forth the terms of his employment. The Skinner Agreement expires on December 31, 2021 unless renewed or extended by both parties, and provides that Mr. Skinner shall be paid an annual base salary of $380,000 (which was increased to $418,000 effective at the beginning of fiscal year 2020) through the term of the Skinner Agreement (unless modified by the Compensation Committee), and continue to participate in the annual Cash Incentive Award Plan and LTIP. Mr. Skinner is also eligible for grants of equity-based awards at such times and in such amounts as determined by the Compensation Committee.

The Skinner Agreement provides that upon Mr. Skinner’s death or disability, the Company shall pay Mr. Skinner or his estate his unpaid base salary and the pro rata portion of his annual cash incentive award through the date of termination.
Mr. Skinner agreed, as part of the Skinner Agreement, not to solicit, induce, recruit, encourage or take away employees or consultants of the Company for a period of two years following his termination. In addition, Mr. Skinner agreed not to solicit any licensor to or customer of the Company for a period of two years following his termination.
 Former Chief Executive Officer
On January 31, 2019, the Company entered into a new executive employment agreement with Ms. Hemmeter setting forth the terms of her employment (the “Hemmeter Agreement”). The Hemmeter Agreement provided that Ms. Hemmeter would be paid an annual base salary of $525,000 through the term of the Hemmeter Agreement (unless modified by the Compensation Committee), and continue to participate in the annual Cash Incentive Award Plan and LTIP. Ms. Hemmeter was also eligible for grants of equity-based awards at such times and in such amounts as determined by the Compensation Committee.
Ms. Hemmeter resigned from the Company effective May 23, 2019 and received the following severance benefits:

Name	Base Salary (1)	Bonus Payment	Accelerated Vesting of Options (2)	Accelerated Vesting of RSUs (3)	Post-Termination Health Insurance Premiums (4)	Total
Molly A. Hemmeter	$525,000	$366,253	$—	$231,546	$46,000	$1,168,799
(1)    Reflects payments based on 100% of her salary as of May 23, 2019.
(2)    Stock options were out of the money (exercise price above stock price as of May 23, 2019, resignation date), and there is no value to the acceleration for those options.
(3)    Accelerating the vesting of all outstanding RSUs resulted in the immediate vesting of 79,166 of the currently outstanding RSUs.
(4)    Represents premiums to be paid under COBRA and the Armada Care Plan.

Potential Payments upon Termination or Change in Control

If Dr. Bolles is terminated without cause or if he terminates his employment for good reason (generally, any relocation of Dr. Bolles’ place of employment, reduction in salary, reduction in her target bonus amount or material reduction of her duties or authority), Dr. Bolles will receive a severance payment equal to 100% of his annual base salary over a twelve month period, a pro-rated portion of any annual cash incentive award to which he is entitled and a one-year acceleration of his unvested stock options and other equity awards, and the Company will pay the monthly premiums for health insurance coverage for Dr. Bolles (and his spouse and eligible dependents) for the maximum period permitted under COBRA or until such earlier time as Dr. Bolles receives substantially equivalent health insurance coverage in connection with new employment. In addition, the Bolles Agreement provides that if Dr. Bolles is terminated without cause or terminates his employment for good reason within two (2) years following a “change of control,” Dr. Bolles will receive a severance payment equal to 150% of his annual base salary over a twelve month period, a pro-rated portion of any annual cash incentive award to which he is entitled, full vesting of all of Dr. Bolles’ unvested stock options and other equity awards and the Company will pay the monthly premiums for health insurance coverage for Dr. Bolles (and his spouse and eligible dependents) for the maximum period permitted under COBRA or until such earlier time as Dr. Bolles receives substantially equivalent health insurance coverage in connection with new employment.

If Mr. Skinner is terminated without cause or if he terminates his employment for good reason (generally, any relocation of Mr. Skinner’s place of employment, reduction in salary, reduction in his target bonus amount or material reduction of his duties or authority), Mr. Skinner will receive a severance payment equal to 100% of his annual base salary over a twelve month period, a pro-rated portion of any annual cash incentive award to which he is entitled and a one-year acceleration of his unvested stock options and other equity awards, and the Company will pay the monthly premiums for health insurance coverage for Mr. Skinner (and his spouse and eligible dependents) for the maximum period permitted under COBRA or until such earlier time as Mr. Skinner receives substantially equivalent health insurance coverage in connection with new employment. In addition, the Skinner Agreement provides that if Mr. Skinner is terminated without cause or terminates his employment for good reason within two (2) years following a “change of control,” Mr. Skinner will receive a severance payment equal to 150% of his annual base salary over a twelve month period, and a pro-rated portion of any annual cash incentive award to which he is entitled, full vesting of all of Mr. Skinner’s unvested stock options and other equity awards and the Company will pay the monthly premiums for health insurance coverage for Mr. Skinner (and his spouse and eligible dependents) for the maximum period permitted under COBRA or until such earlier time as Mr. Skinner receives substantially equivalent health insurance coverage in connection with new employment.

If Dr. Bolles’ or Mr. Skinner’s employment with the Company had been terminated without cause or for good reason not in connection with a change of control of the Company on May 26, 2019, the last day of the 2019 fiscal year, Dr. Bolles and Mr. Skinner would have received the following severance benefits under the Bolles Agreement and Skinner Agreement, respectively:

Name	Base Salary (1)	Bonus Payment	Accelerated Vesting of Options (2)	Accelerated Vesting of RSUs (3)	Post-Termination Health Insurance Premiums (4)	Total
Albert D. Bolles, Ph. D.	$620,000	$—	$3,780	$227,993	$44,462	$896,235
Gregory S. Skinner	$380,000	$159,058	$—	$150,220	$25,690	$714,968

(1)	Reflects potential payments based on 100% of salaries as of May 26, 2019.

(2)
Reflects value of shares that are in the money (exercise price below stock price as of May 26, 2019). For stock options out of the money (exercise price above stock price as of May 26, 2019), there is no value to the acceleration for those options.

(3)
Accelerating the vesting of the outstanding RSUs by one year would result in 22,774 and 15,947 of the currently outstanding RSUs vesting as of May 26, 2019 for each of Dr. Bolles and Mr. Skinner, respectively.

(4)	Represents the maximum amount of premiums that would have been paid under COBRA.

If Dr. Bolles’ or Mr. Skinner’s employment with the Company had been terminated without cause or for good reason in connection with a change of control of the Company on May 26, 2019, the last day of the 2019 fiscal year, Dr. Bolles and Mr. Skinner would have received the following severance benefits under the Bolles Agreement and Skinner Agreement, respectively, set forth above:

Name	Base Salary (1)	Bonus Payment	Accelerated Vesting of Options (2)	Accelerated Vesting of RSUs (3)	Post-Termination Health Insurance Premiums (4)	Total
Albert D. Bolles, Ph. D.	$930,000	$—	$11,340	$558,041	$44,462	$1,543,843
Gregory S. Skinner	$570,000	$159,058	$—	$217,724	$25,690	$972,472

(1)	Reflects potential payments based on 150% of salaries as of May 26, 2019.

(2)
Reflects value of shares that are in the money (exercise price below stock price as of May 26, 2019). For stock options out of the money (exercise price above stock price as of May 26, 2019), there is no value to the acceleration for those options.

(3)	Accelerating the vesting of all outstanding RSUs would result in 59,240 and 23,113 of the currently outstanding RSUs vesting as of May 26, 2019 for each of Dr. Bolles and Mr. Skinner, respectively.

(4)	Represents the maximum amount of premiums that would have been paid under COBRA.

CEO Pay Ratio

The following table sets forth the ratio of the total compensation of the Company’s Chief Executive Officer, Albert D. Bolles, and Former Chief Executive Officer, Molly A. Hemmeter, to that of our median employee for the fiscal year ended May 26, 2019.

Chief Executive Officer total annual compensation	$2,623,572
Median Employee total annual compensation	$54,262
Ratio of Chief Executive Officer to Median Employee total annual compensation	48:1

To determine the Chief Executive Officer total annual compensation, we calculated the compensation provided to Ms. Hemmeter and Dr. Bolles during fiscal year 2019 for the time each served as Chief Executive Officer, and combined those amounts. In determining the median employee compensation, we excluded our two employees in Canada from the total number of employees employed by the Company as of May 26, 2019.  In addition, pursuant to the acquisition of the Yucatan Foods business in Mexico in fiscal year 2019, 616 employees (including seasonal employees) in Mexico employed by the Company as of May 26, 2019, have been excluded from our median employee analysis. We annualized wages and salaries for employees that were not employed for the full year. We used base salary and actual bonus as the consistently applied compensation metric to determine the median employee. If this resulted in more than one individual at the median level, we assessed the grant date fair value of standard equity awards for these individuals and selected the employee with the median award value. After identifying the median employee, we calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our Named Executive Officers in the Summary Compensation Table.

RELATED PARTY TRANSACTIONS

Policies and Procedures with Respect to Related Party Transactions

The Audit Committee, all of whose members are independent directors, reviews and approves in advance all related party transactions (other than compensation transactions). In reviewing related party transactions, the Audit Committee takes into account factors it deems appropriate, such as whether the related party transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar conditions and the extent of the related party’s interest in the transaction. To identify related party transactions, each year we require our executive officers and directors to complete a questionnaire identifying any transactions between the Company and the respective executive officer or director and their family members or affiliates. Additionally, under the Company’s Code of Ethics, directors, officers and all other employees and consultants are expected to avoid any relationship, influence or activity that would cause, or even appear to cause, a conflict of interest.

Certain Relationships and Related Transactions

Curation Foods sells products to and earns license fees from Windset. Curation Foods holds a 26.9% equity interest in Windset. During fiscal year 2019, Curation Foods recognized $612,000 of revenues from Windset.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon review of the copies of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended May 26, 2019 all Section 16(a) filing requirements applicable to the Company’s officers, directors and holders of more than ten percent of the Company’s Common Stock were satisfied, except that a Form 4 filed on behalf of Ms. Carosella was filed after the filing deadline.

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board of Directors may recommend.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Geoffrey P. Leonard GEOFFREY P. LEONARD SECRETARY
Santa Clara, California
August 21, 2019

APPENDIX A

LANDEC CORPORATION
2019 STOCK INCENTIVE PLAN

SECTION 1.    INTRODUCTION.
1.1    The Landec Corporation 2019 Stock Incentive Plan (the “Plan”) will be effective (the “Effective Date”) upon its approval by an affirmative vote of the holders of a majority of the Shares that are present or by proxy and entitled to vote at the 2019 Annual Meeting of Stockholders of the Company. The Plan shall supersede the Existing Equity Plan effective as of the Effective Date such that no further awards shall be made under the Existing Equity Plan on or after such date. However, this Plan shall not, in any way, affect awards under the Existing Equity Plan that are outstanding as of the Effective Date. If the Company’s stockholders do not approve this Plan, no Awards will be made under this Plan and the Existing Equity Plan will continue in effect in accordance with its terms.
1.2    The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Service Providers an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.
1.3    The Plan seeks to achieve this purpose by providing for discretionary Awards in the form of Options (which may constitute Incentive Stock Options or Non-statutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.
1.4    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions), and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Committee. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.
SECTION 2.    DEFINITIONS.
2.1    “Affiliate” means any entity other than a Subsidiary if the Company and/or one or more Subsidiaries have a controlling interest in such entity. For purposes of the preceding sentence, except as the Committee may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months.
2.2    “Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.
2.3    “Board” means the Board of Directors of the Company, as constituted from time to time.
2.4    “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, (i) a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any applicable tax withholding obligations relating to the Option or (ii) the withholding of that number of Shares otherwise deliverable upon exercise of the Option whose aggregate Fair Market Value is equal to the aggregate Exercise Price.

2.5     “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement to the extent such agreement is in effect at the relevant time, any of the following events: (i) the Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) the Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by the Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) the Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be conclusive and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Service at any time as provided in Section 12.1, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.
2.6    “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the first to occur of any of the following: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such transaction is owned by persons who were not stockholders of the Company immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) the direct or indirect sale or exchange in a single transaction or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company to an unrelated person or entity if more than 50% of the combined voting power of the surviving entity’s securities outstanding immediately after such transaction is owned by persons who were not stockholders of the Company immediately prior to such transaction; (iv) a complete liquidation or dissolution of the Company; or (v) a majority of the members of the Board is replaced during any 12-month period with members whose appointment or election is not endorsed by a majority of the members of the Board before the date of appointment or election.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.
2.7    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
2.8    “Committee” means a committee described in Section 3.
2.9    “Common Stock” means the Company’s common stock, par value $0.001 per share.
2.10    “Company” means Landec Corporation, a Delaware corporation.
2.11    “Consultant” means an individual who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director; provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the securities of the Company or its Parent, Subsidiary or Affiliates.
2.12    “Director” means a member of the Board who is also an Employee.
2.13    “Disability” means that the Participant is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
2.14    “Effective Date” means the date that the Plan is approved by the Company’s stockholders.
2.15    “Employee” means any individual who is a common law employee of the Company, a Parent, a Subsidiary or an Affiliate.
2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17    “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.
2.18    “Existing Equity Plan” means the Company’s 2013 Stock Incentive Plan.
2.19    “Fair Market Value” means the market price of a Share as determined in good faith by the Committee. Such determination shall be conclusive and binding on all persons. The Fair Market Value shall be determined by the following: (i) if the Shares are admitted to trading on any established national stock exchange or market system, including without limitation the NASDAQ Global Market System, on the date in question, then the Fair Market Value shall be equal to the closing sales price for such Shares as quoted on such national exchange or system on such date; or (ii) if the Shares are admitted to quotation on NASDAQ or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date.
In each case, the applicable price shall be the price reported in The Wall Street Journal or such other source as the Committee deems reliable; provided, however, that if there is no such reported price for the Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists. If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate, consistent with the requirements of Section 409A or Section 422 of the Code, to the extent applicable.
2.20    “Fiscal Year” means the Company’s fiscal year.
2.21    “Grant” means any grant of an Award under the Plan.
2.22    “Incentive Stock Option” or “ISO” means a stock option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.
2.23    “Key Service Provider” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.
2.24    “Non-Employee Director” means a member of the Board who is not an Employee.
2.25    “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.
2.26    “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.
2.27    “Optionee” means an individual, estate that holds an Option.
2.28    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
2.29    “Participant” means an individual or estate that holds an Award under the Plan.
2.30    “Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more factors (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a Parent, Company, Affiliate, Subsidiary, divisional, line of business, unit, project or geographical basis or in combinations thereof), including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added (“EVA”); (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) write-offs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings or refinancings. The Committee may provide that one or more of the Performance Goals applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Goals.

2.31    “Performance Period” means any period as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.
2.32    “Plan” means this Landec Corporation 2019 Stock Incentive Plan, as it may be amended from time to time.
2.33    “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by Item 402(i)(1) of SEC Regulation S-K (or its successor provision).
2.34    “SAR Agreement” means the agreement described in Section 7 evidencing each Award of a Stock Appreciation Right.
2.35    “SEC” means the Securities and Exchange Commission.
2.36    “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.
2.37    “Securities Act” means the Securities Act of 1933, as amended.
2.38    “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate if he or she is an Employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); except that, for purposes of Section 4.7(i) only, a Participant’s Service shall be deemed to terminate if he or she is an Employee and thereafter becomes a Consultant but, for the avoidance of doubt, a Participant’s Service shall not be deemed to terminate if he or she is an Employee and thereafter remains or becomes a Non-Employee Director (even if the Participant is also a Consultant) (it being understood that any post-termination exercise period set forth in Section 4.7(iii) or (iv) shall commence when the Participant ceases to provide Service in any capacity listed herein); provided, however, in all cases that there is no interruption or other termination of Service.
2.39    “Share” means one share of Common Stock.
2.40    “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.
2.41    “Stock Grant” means Shares awarded under the Plan.
2.42    “Stock Grant Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Grant.
2.43    “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.
2.44    “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.
2.45    “Stock Unit Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Unit.
2.46    “Subsidiary” means any corporation (other than the Company) or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the Company and ending with such corporation or other entity. For purposes of the preceding sentence, except as the Committee may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.47    “10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
SECTION 3.    ADMINISTRATION.
3.1    Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company’s Compensation Committee shall be the Committee. If no Committee has been appointed, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
(a)    The Committee shall have membership composition which enables it to make awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.
(b)    The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3, that may administer the Plan with respect to Key Service Providers who are not Section 16 Persons, grant Awards under the Plan to such Key Service Providers and determine all terms of such Awards.
3.2    Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include, without limitation: (i) selecting Key Service Providers who are to receive Awards under the Plan; (ii) determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards; (iii) correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement; (iv) accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate; (v) interpreting the Plan; (vi) making all other decisions relating to the operation of the Plan; and (vii) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices.
The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.
The Committee may delegate (i) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (ii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Committee” will include the person or persons so delegated to the extent of such delegation.
3.3    Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, and of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
SECTION 4.    GENERAL.
4.1    General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible to participate in the Plan.
4.2    Incentive Stock Options. Only Key Service Providers who are Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Service Provider who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

4.3    Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal, “drag-along rights” and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.
4.4    Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.
4.5    Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards, then such Awards will be subject to the achievement of Performance Goals established by the Committee. Before any Shares underlying an Award or any Award payments are released to a Participant with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied.
4.6    No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a Stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued to such person (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).
4.7    Termination of Service. Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option and/or SAR as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and/or SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of a Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within six months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within six months after the date of termination of Service. In no event shall an Option or SAR be exercisable following the end of the term of such Option or SAR, as applicable.
4.8    Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Subsidiaries or Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Subsidiaries or Affiliates may be settled in Shares if the Committee so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 5).
4.9    Minimum Vesting Period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable date of Grant, and Awards whose grant or vesting is subject to the satisfaction of Performance Goals shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change in Control, (ii) a termination of Service due to death or Disability, (iii) a substitute Award granted in connection with a transaction pursuant to Section 11.1 that does not reduce the vesting period of the Award being replaced, (iv) Awards made to Non-Employee Directors who elect to receive such Awards in exchange for cash compensation to which they would otherwise be or become entitled, and (v) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 5.1.

SECTION 5.     SHARES SUBJECT TO PLAN AND SHARE LIMITS.
5.1    Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed (i) 2,000,000 Shares, plus (ii) any Shares that are represented by awards granted under the Company’s 2009 Stock Incentive Plan and 2013 Stock Incentive Plan that are forfeited, expire or are cancelled without delivery of Shares or which result in the forfeiture of Shares back to the Company on or after the Effective Date, subject to adjustment pursuant to Section 10, 2,000,000 of which may be issued as ISOs.
5.2    Additional Shares. If Awards expire, are forfeited or are terminated for any reason before being exercised or becoming vested or if the Awards are settled in cash, then the Shares underlying such Awards shall again become available for Awards under the Plan. SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. Any Shares withheld from an Award to satisfy the tax withholding obligations with respect to such Award or in payment of the Exercise Price of an Award requiring exercise shall not again be available for issuance under the Plan nor shall such Shares if they have been reacquired by the Company in the open market using the proceeds of amounts received upon the exercise of Options. Shares issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction shall not reduce the number of Shares available for issuance under the Plan.
5.3    Dividend Equivalents. Any dividend equivalents distributed as Shares under the Plan shall be applied against the number of Shares available for Awards. Dividend equivalents distributed as cash shall have no impact on the number of Shares available for Awards.
5.4    Share Limits.
(a)    Limits on Options. No Key Service Provider shall receive Options to purchase Shares during any Fiscal Year covering in excess of 500,000 Shares.
(b)    Limits on SARs. No Key Service Provider shall receive Awards of SARs during any Fiscal Year covering in excess of 500,000 Shares.
(c)    Limits on Stock Grants and Stock Units. No Key Service Provider shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 250,000 Shares.
(d)    Limits on Awards to Non-Employee Directors. Notwithstanding sub-sections (a), (b) and (c) above, the maximum dollar value of Awards (calculated based on grant date fair value for financial reporting purposes) granted in any Fiscal Year to any individual Non-Employee Director shall not exceed $120,000.   The Committee may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
SECTION 6.     TERMS AND CONDITIONS OF OPTIONS.
6.1    Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO. No dividends or dividend equivalents will be paid with respect to Options.
6.2    Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 10.
6.3    Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Stockholders) on the date of Grant.

6.4    Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided that the vesting limitations set forth in Section 4.9 shall apply. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed seven years from the date of Grant (five years from the date of Grant for ISO grants to 10-Percent Stockholders). A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. Unless the Committee expressly provides otherwise, no Stock Option will be deemed to have been exercised until the Committee receives a notice of exercise (in form acceptable to the Committee) which may be an electronic notice, signed (including electronic signature in form acceptable to the Committee) by the appropriate person and accompanied by any payment required under the Award. A Stock Option exercised by any person other than the Participant will not be deemed to have been exercised until the Committee has received such evidence as it may require that the person exercising the Award has the right to do so.
6.5    Payment for Option Shares. The Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:
(a)    Surrender of Stock. Payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings). Such Shares shall be valued at their Fair Market Value.
(b)    Cashless Exercise. Payment for all or a part of the Exercise Price may be made through Cashless Exercise.
(c)    Other Forms of Payment. Payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.
In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 6.5. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6.5.
6.6    Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding Options.
6.7    Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and for no consideration and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
SECTION 7.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
7.1    SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation. No dividends or dividend equivalents will be paid with respect to SARs.
7.2    Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 10.
7.3    Exercise Price. Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

7.4    Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable; provided that the vesting limitations set forth in Section 4.9 shall apply. The SAR Agreement shall also specify the term of the SAR which shall not exceed seven years from the date of Grant. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service.
7.5    Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after the Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.
7.6    Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, no modification of a SAR shall, without the consent of the Participant, materially impair his or her rights or obligations under such SAR and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding SARs.
7.7    Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only for no consideration and to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
SECTION 8.    TERMS AND CONDITIONS FOR STOCK GRANTS.
8.1    Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of a Stock Grant.
8.2    Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.
8.3    Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.
8.4    Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Vesting shall occur in full or in installments upon satisfaction of the conditions specified in the Stock Grant Agreement, which may include Performance Goals pursuant to Section 4.5; provided that the vesting limitations set forth in Section 4.9 shall apply. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.
8.5    Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement and then only for no consideration and to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8.5 shall be void. However, this Section 8.5 shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

8.6    Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided that any dividend payable with respect to such Stock Grant shall not be paid to the holder until the holder’s interest in such Stock Grant becomes non-forfeitable. A Stock Grant Agreement may require that any cash dividends be deemed to be reinvested in additional Shares subject to the Stock Grant (based on the Fair Market Value of a Share on the applicable dividend payment date). Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.
8.7    Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding Stock Grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Grant shall, without the consent of the Participant, materially impair his or her rights or obligations under such Stock Grant.
SECTION 9.    TERMS AND CONDITIONS OF STOCK UNITS.
9.1    Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.
9.2    Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 10.
9.3    Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
9.4    Vesting Conditions. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4.5; provided that the vesting limitations set forth in Section 4.9 shall apply. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.
9.5    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding; provided that such dividend equivalents shall not be paid to the holder until the holder’s interest in the underlying Stock Unit becomes non-forfeitable. Dividend equivalents may be converted into additional Stock Units subject to the same conditions as the Stock Units with respect to which the dividend equivalents relate. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with an exemption from, or compliance with, the requirements of Section 409A of the Code.
9.6    Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.
9.7    Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

9.8    Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Unit shall, without the consent of the Participant, materially impair his or her rights or obligations under such Stock Unit.
9.9    Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement and then only for no consideration and to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9.9 shall be void. However, this Section 9.9 shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.
SECTION 10.    PROTECTION AGAINST DILUTION.
10.1    Basic Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence that constitutes an equity restructuring within the meaning of FASB ASC 718, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of: (i) the number of Shares and the kind of shares or securities available for future Awards under Section 5; (ii) the limits on Awards specified in Section 5; (iii) the number of Shares and the kind of shares or securities covered by each outstanding Award; or (iv) the Exercise Price under each outstanding SAR or Option.
References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10. Unless the Committee determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.
10.2    Certain Other Adjustments. The Committee may also make adjustments of the type described in Section 10.1 above to take into account distributions to stockholders other than those provided for in Section 10.1, including, without limitation, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code and the requirements of Section 409A of the Code, where applicable.
10.3    Participant Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 10 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.
10.4    Fractional Shares. Any adjustment of Shares pursuant to this Section 10 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.
SECTION 11.    EFFECT OF A CHANGE IN CONTROL.
11.1    Default Vesting Provisions. Unless otherwise provided for in an individual Award agreement or employment agreement, and except to the extent that an Award meeting the requirements of Section 11.2(a) (a “Replacement Award”) is provided to the Participant to replace an existing Award (the “Replaced Award”), upon a Change in Control, all then-outstanding Awards shall vest in accordance with paragraphs (a) and (b) of this Section 11.1.
(a)    Outstanding Awards that are Subject Solely to a Service Vesting Condition. Upon a Change in Control, subject to Section 11.3, a Participant’s then-outstanding Awards as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company shall become fully vested and shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award agreement upon or within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code).

(b)    Outstanding Awards that are Subject to a Performance Vesting Condition. Upon a Change in Control, subject to Section 11.3, a Participant’s then-outstanding Awards as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed achieved based on the greater of (i) target performance and (ii) actual performance as determined by the Committee through the date of the Change in Control (unless the Committee determines that measurement of actual performance cannot reasonably be assessed, in which case performance shall be deemed achieved based on target performance). Such Awards shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award Agreement upon or within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code).
11.2    Definition of Replacement Award.
(a)    An Award shall qualify as a Replacement Award if: (i) it is of the same type as the Replaced Award (or, it is of a different type as the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has an intrinsic value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) its terms and conditions comply with Section 11.2(b); (v) vesting conditions continue on the same terms as set forth in the Replaced Award, provided that any performance-based vesting conditions shall be deemed to be satisfied at the greater of (A) target performance and (B) actual performance as determined by the Committee through the date of the Change in Control (unless the Committee determines that measurement of actual performance cannot reasonably be assessed, in which case performance shall be deemed achieved based on target performance); and (vi) its other terms and conditions are not less favorable to the holder of the Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 11.2(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are Options or SARs by reference to either their intrinsic value or their fair value.
(b)    Upon an involuntary termination of service of a Participant by the Company or its successor other than for Cause within two years following the Change in Control, all Replacement Awards held by the Participant shall become fully vested and free of restrictions. Replacement Awards in the form of (i) Options or SARs shall remain fully exercisable according to the terms of the applicable Award agreement, and (ii) other Awards shall be paid or settled upon or within thirty (30) days of such Participant’s termination of service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Section 409A of the Code, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Section 409A of the Code.
11.3    Cashout of Awards.
(a)    Unless otherwise provided for in an Award agreement and subject to the requirements of Section 11.1, in the event of a Change in Control, with respect to any outstanding Option or SAR, the Committee shall have discretion to cause a cash payment to be made to the person who then holds such Option or SAR, in lieu of the right to exercise such Option or SAR or any portion thereof. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount by which (i) the aggregate fair market value (on the date of the Change in Control) of the Shares that are subject to such Option or SAR exceeds (ii) the aggregate Exercise Price under such Option or SAR. If the aggregate fair market value (on the date of the Change in Control) of the Shares that are subject to such Option or SAR is less than the aggregate Exercise Price or Grant Price (as applicable) of such Shares under such Option or SAR, such Option or SAR shall be cancelled without any payment.
(b)    Unless otherwise provided for in an Award agreement and subject to the requirements of Section 11.1, in the event of a Change in Control, with respect to an Award (other than an Option or SAR) that would otherwise be payable in Shares, the Committee shall have discretion to cause the payment of such Award to be made in cash instead of Shares. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the aggregate Fair Market Value, on the date of the Change in Control, of the Shares that would otherwise then be payable under such Award.

(c)    In the event the terms of a transaction impose an escrow, holdback, earnout or similar condition on payments to shareholders of the Company, the Committee may, in its discretion, require that amounts payable to Participants under or with respect to any Award in connection with such transaction also be subject to escrow, holdback, earnout or similar conditions on similar terms and conditions as such provisions apply to the shareholders of the Company, provided, however, that any such payments are required to be made by the fifth anniversary of such transaction or otherwise comply with Section 409A of the Code.
SECTION 12.    LIMITATIONS ON RIGHTS.
12.1    Participant Rights. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant will be deemed to have agreed to the terms of the Award and the Plan, and expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose. The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.
Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Consultant or Director. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Service for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.
12.2    Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a Stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 10.
12.3    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
12.4    Section 409A. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the Plan and such Awards shall be construed accordingly. Granted Awards may be modified at any time, in the Committee’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code, so long as such modification does not result in a reduction in value to the applicable Participant (unless the Participant consents in writing to such modification). Notwithstanding anything to the contrary in the Plan, neither the Company, any Subsidiary, nor the Board, nor any person acting on behalf of the Company, any Subsidiary, or the Board, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 409A of the Code.
If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of an Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to an Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

12.5    Additional Restrictions. The Committee may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Subsidiaries or Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Committee may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with any Company policy or Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section or any other applicable law or regulation.
SECTION 13.    WITHHOLDING TAXES.
13.1    General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.
13.2    Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to have the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired in satisfaction of all or a part of his or her withholding or income tax obligations (but not in excess of the maximum statutory withholding rate). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.
SECTION 14.    DURATION AND AMENDMENTS.
14.1    Term of the Plan. The Plan shall become effective upon its approval by Company stockholders. The Plan shall terminate on the seventh anniversary of the Effective Date and may be terminated on any earlier date pursuant to this Section 14, but previously granted Awards may continue beyond that date in accordance with their terms.
14.2    Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. Any such termination of the Plan, or any amendment thereof, shall not impair in any material respect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent such approval is required by applicable laws, regulations or rules (including the Code and applicable stock exchange requirements).
14.3    Except as contemplated by Section 10 or 11 of the Plan, the Company may not, without obtaining stockholder approval, (a) amend the terms of outstanding Options or SARs to reduce the Exercise Price of such Options or SARs, (b) cancel outstanding Options or SARs in exchange for Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs, or (c) cancel outstanding Options or SARs that have an Exercise Price greater than the Fair Market Value of a share on the date of such cancellation in exchange for cash or other consideration.
SECTION 15.     WAIVER OF JURY TRIAL
By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

LANDEC

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

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LANDEC CORPORATION

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). The Board of Directors recommends a vote FOR all nominees for directors and FOR Proposals 2 through 4.

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1. Election of Directors

Nominees:

01) Albert D. Bolles
02) Deborah Carosella
03) Tonia Pankopf
04) Craig A. Barbarosh
05) Charles Macaluso

		For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2020.	☐	☐	☐
3.	Approval of the 2019 Stock Incentive Plan.	☐	☐	☐
4.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting to be held on October 16, 2019:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

E84110-P28465

2019 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Landec Corporation, a Delaware corporation, hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders to be held on October 16, 2019, and hereby appoints Albert D. Bolles and Gregory S. Skinner, and each of them, with full power of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Landec Corporation to be held on October 16, 2019, at 12:30 p.m. Pacific Time, online at www.virtualshareholdermeeting.com/LNDC2019, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote, on the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSALS 2 THROUGH 4 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE